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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CAPSTONE TURBINE CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

July 16, 2010

Dear Capstone Turbine Stockholder:

        You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the "Annual Meeting") of Capstone Turbine Corporation (the "Company") to be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311 on August 26, 2010, at 9:00 a.m., Pacific Time. We look forward to meeting you and discussing the accomplishments of the Company for the fiscal year ended March 31, 2010.

        Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2010 Annual Report to Stockholders. The Notice of Internet Availability contains instructions on how stockholders can access the documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2010 Annual Report to Stockholders and a proxy card.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to vote by proxy as soon as possible over the Internet or by phone as instructed in the Notice of Internet Availability or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

Darren R. Jamison President and Chief Executive Officer

Chatsworth, California

YOUR VOTE IS IMPORTANT

PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE
MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY
AS POSSIBLE.

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 26, 2010

        The Capstone Turbine Corporation (the "Company" or "Capstone") 2010 Annual Meeting of Stockholders (the "Annual Meeting") will be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311, on August 26, 2010, at 9:00 a.m., Pacific Time, for the following purposes:

  1.
  To elect nine members to Capstone's Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified;

  2.
  To approve the amended and restated Capstone Turbine Corporation Employee Stock Purchase Plan;

  3.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011; and

  4.
  To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on June 30, 2010 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

        Whether or not you plan to attend the Annual Meeting, please vote over the Internet or by telephone as instructed in these materials or complete, sign, date and return a proxy card promptly. The proxy is being solicited on behalf of the Board of Directors of Capstone for use at the Annual Meeting. The Board of Directors of Capstone recommends that stockholders vote FOR the matters listed above.

        Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:30 a.m. and the Annual Meeting will begin at 9:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. We will admit you if we are able to verify that you are a Capstone stockholder. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

        Directions to the Company's corporate offices can be obtained by contacting the Company at (818) 734-5300.

By Order of the Board of Directors,

Edward I. Reich Secretary

Chatsworth, California
July 16, 2010

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

PROXY STATEMENT

For Annual Meeting Of Stockholders
To Be Held August 26, 2010

Information About the 2010 Annual Meeting

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capstone Turbine Corporation (the "Company" or "Capstone") from holders of issued and outstanding shares of Common Stock, par value $.001 per share ("Common Stock"), to be voted at the 2010 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311, at 9:00 a.m., Pacific Time, on August 26, 2010, for the purposes set forth in the accompanying notice and herein, and any adjournments or postponements thereof.

Voting Procedures

        If you were a stockholder of record of the Company's Common Stock at the close of business on June 30, 2010, you are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 242,348,323 shares of Common Stock were outstanding.

        Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the instructions given. Where no instructions are given, such proxies will be voted FOR each of the nominees and proposals. If any matter not described in this proxy statement (the "Proxy Statement") is properly presented for action at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote on the action according to their best judgment. Each stockholder of record on June 30, 2010 is entitled to one vote for each share of Common Stock held by such stockholder on that date. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of our Common Stock eligible to be voted on the record date.

        Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, and abstentions, but not broker non-votes, as to particular proposals will be treated as shares entitled to vote. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Proposal 3), but it is not permitted to use discretion and vote your shares on non-routine matters (such as Proposals 1 and 2). Prior to January 2010, the election of directors was considered a routine matter for which brokers were permitted to vote your shares, but brokers are no longer permitted to vote your shares for the election of directors. We urge you to give voting instructions to your broker on all three proposals. Broker non-votes are not considered votes for or against a proposal and, therefore, will have no direct impact on any proposal. Concerning the election of directors, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. For each of the proposals other than the election of directors, abstentions will have the same effect as a vote against these proposals.

        A copy of Capstone's 2010 Annual Report to Stockholders (the "2010 Annual Report") and the Proxy Statement and accompanying proxy card were first mailed or made available to stockholders on or about July 16, 2010. The 2010 Annual Report includes Capstone's audited consolidated financial statements.

        You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (i) delivering written notice of revocation to the Secretary of Capstone at our address above; (ii) submitting a later dated proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

Voting Electronically via the Internet or by Telephone

        Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return a proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Please refer to the instructions provided in the Notice of Internet Availability or proxy card provided to you for information on the available voting methods.

Solicitation of Proxies

        We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. Our directors, officers or employees may solicit proxies by mail, e-mail, telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.

Proposals of Stockholders for the 2011 Annual Meeting of Stockholders

        Stockholder proposals or nominations for directors intended to be presented at the 2011 annual meeting of stockholders (the "2011 Annual Meeting") must be in writing and received at Capstone's executive offices no later than the date listed below and must comply with Capstone's bylaws and the proxy rules of the Securities and Exchange Commission (the "SEC"). If appropriate notice of a stockholder proposal is not received at Capstone's executive offices prior to the close of business on March 18, 2011, the proposal will be deemed untimely. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") and the Company's bylaws, an untimely proposal will not be included in the Company's proxy statement or proxy card for the 2011 Annual Meeting and cannot be brought before the 2011 Annual Meeting by the proponent.

        In addition to stockholder nominations made in accordance with the procedures described above, Capstone's Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates for election to the Board of Directors if such recommendations are submitted by the date and in accordance with the policies described in the "Director Recommendation and Nomination Process" section elsewhere in this Proxy Statement.

The date of this Proxy Statement is July 16, 2010.

 PROPOSAL 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

        Capstone's Board of Directors currently consists of nine members, all of whom the Company proposes for re-election at the Annual Meeting. The Company believes that each of its directors possess unique qualifications, skills and attributes that complement the performance of the full Board of Directors. The experiences that each has obtained from their respective professional backgrounds, as set forth below, have qualified them to serve on Capstone's Board of Directors.

        The proxies cannot vote for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees of the Board of Directors named below, all of whom are currently directors of the Company.

        If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until the director's successor has been elected and qualified, or the earlier of the director's resignation or removal. The table and text below set forth information about each nominee as of June 30, 2010.

Nominees	Age	Director Since
Eliot G. Protsch(1)	57	2002
Richard K. Atkinson	59	2005
John V. Jaggers	59	1993
Darren R. Jamison	44	2006
Noam Lotan	58	2005
Gary J. Mayo	56	2007
Gary D. Simon	61	2005
Holly A. Van Deursen	51	2007
Darrell J. Wilk	65	2006

(1)
Chairman of the Board of Directors.

        Eliot G. Protsch.    Mr. Protsch has been a director since April 2002 and Chairman of the Board of Directors since October 2002. From January 2009 until his retirement in January 2010, Mr. Protsch was Senior Executive Vice President and Chief Operating Officer of Alliant Energy Corporation (NYSE: LNT), an energy holding company. He previously was Chief Financial Officer of Alliant Energy Corporation from 2003 to 2008 and Executive Vice President Energy Delivery from 1998 to 2003 of Alliant Energy Corporation, and President from 1998 to 2003 of Interstate Power and Light Company, a subsidiary of Alliant. Mr. Protsch currently serves on the Board of Directors for American Family Insurance and Universal Silencer and Emissions Company. He received his Master of Business Administration degree and his Bachelor of Business Administration degree in Economics and Finance from the University of South Dakota. Mr. Protsch is a Chartered Financial Analyst. Mr. Protsch brings to the Board of Directors his unique perspective as a former executive officer of a utilities company, financial expertise and insight into sales, marketing and governance.

        Richard K. Atkinson.    Mr. Atkinson has been a director since December 2005. Mr. Atkinson is the Chief Financial Officer of Vulcan Power Company, a company engaged in the exploration and development of geothermal resources as well as the construction, ownership and operation of geothermal power plants. He has been in this position since May 2010. From June 2006 until April 2008, Mr. Atkinson was Senior Vice President and Chief Financial Officer of US BioEnergy

Corporation (Nasdaq: USBE), a company that builds and operates large, efficient ethanol plants. He previously was Vice President, Chief Financial Officer and Corporate Secretary of Pope & Talbot, a wood and pulp products business, from December 2003 to June 2006. Before joining Pope & Talbot, Mr. Atkinson worked for Sierra Pacific Resources beginning in 1980, most recently as its Vice President and Chief Financial Officer. Mr. Atkinson received his Bachelor of Science degree in Biology/Chemistry from the University of Oregon and his Master of Business Administration degree from the University of Nevada, Reno. Among his other skills and expertise, Mr. Atkinson's financial expertise, decades of experience in corporate governance and ongoing executive experience with a highly regulated company aid the Board of Directors in matters of finance, accounting and risk management.

        John V. Jaggers.    Mr. Jaggers has been a director since 1993. Mr. Jaggers is General Partner of Sevin Rosen Funds, a venture capital firm, and has held this position since 1988. Mr. Jaggers served as Chief Financial Officer of Sevin Rosen Funds from 1995 to 2000. Mr. Jaggers received his Bachelor's and Master's degrees in Electrical Engineering from Rice University. He received his Master of Business Administration degree from Harvard University. Mr. Jaggers brings to the Board of Directors substantial executive experience and expertise in raising capital. His long service as one of our directors adds institutional knowledge about our business, operations and long-term stockholders.

        Darren R. Jamison.    Mr. Jamison joined Capstone in December 2006 as President and Chief Executive Officer and has been a director since December 2006. Mr. Jamison joined Capstone from Northern Power Systems, Inc., a company that designs, manufactures and sells wind turbines into the global marketplace, where he served as President from September 2005 to December 2006 and Chief Operating Officer from December 2004 to December 2006. Prior to that time, he held the position of Executive Vice President of Operations from February 2004 to December 2004. Prior to joining Northern Power Systems, Inc., Mr. Jamison was Vice President and General Manager of Distributed Energy Solutions for Stewart & Stevenson Services, Inc., a leading designer, manufacturer and marketer of specialized engine driven power generation equipment to the oil and gas, renewable and energy efficiency markets, from 1994 to 2003. He holds a Bachelor of Arts degree in Business Administration and Finance from Seattle University. Among his other skills and expertise, Mr. Jamison brings to the Board of Directors his unique perspective as President and Chief Executive Officer of the Company and substantial executive and industry experience within the Company's major market verticals.

        Noam Lotan.    Mr. Lotan has been a director since June 2005. Mr. Lotan served as Chief Executive Officer and a director of MRV Communications, Inc. ("MRV"), a global supplier of communications solutions to telecommunications service providers, enterprises and governments throughout the world, from May 1990 through June 2010. Mr. Lotan also served as President of MRV from May 1990 until he relinquished that title in July 2009 in conjunction with the naming of two Co-Presidents. Additionally, he served as MRV's Chief Financial Officer from October 1993 through June 1995. From March 1987 to January 1990, he served as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International Inc., a manufacturer of fiber optic communication networks. From January 1985 to March 1987, Mr. Lotan served as a Director of the European Operations of Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard Company. Mr. Lotan was an officer in the Israeli Defense Forces prior to working for Hewlett-Packard Company. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from the Technion, the Israel Institute of Technology, and a Master's degree in Business Administration from INSEAD (the European Institute of Business Administration, Fontainebleau, France). Among his other skills and expertise, Mr. Lotan brings to the Board of Directors decades of executive experience with a publicly traded technology company and a unique perspective on the Asian and European markets.

        Gary J. Mayo.    Mr. Mayo has been a director since October 2007. Mr. Mayo is the Founding Principal of Sustainability Excellence Associates, LLC, a consulting firm specializing in strategic planning for sustainability, environmental policy development and energy and climate change strategies. He is the former Vice President of Corporate Sustainability Strategies in the Energy and Environmental Services Division of MGM Resorts International (NYSE: MGM), one of the world's leading global hospitality companies, serving in that capacity from November 2006 to October 2008. Prior to MGM Resorts International, Mr. Mayo held a number of senior leadership positions with Ford Motor Company (NYSE: F) and its spun-off subsidiary Visteon Corporation from January 1977 until his retirement in November 2006. Mr. Mayo holds a Bachelor of Science degree in Marketing from C.W. Post College of Long Island University and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Mr. Mayo brings to the Board of Directors more than a decade of expertise in strategic planning and the development of complex corporate initiatives along with extensive experience in sustainability, as well as sales, marketing and operations management.

        Gary D. Simon.    Mr. Simon has been a director since August 2005. Mr. Simon has served as the President of Sigma Energy Group, a clean energy investment and business development firm, since October 2003. He has also served as the Chairman of CleanStart, a business accelerator associated with the non-profit Sacramento Area Regional Technology Alliance, since October 2005. From July 2004 until January 2010, Mr. Simon was the Chairman, President and Chief Executive Officer of Acumentrics Corporation ("Acumentrics"), a privately-held manufacturer of innovative power supply equipment. He continues to serve as a member of the Acumentrics Board of Directors. Since July 2006, Mr. Simon has been a limited partner in Velocity Venture Capital and a director of Jadoo Power, a privately held manufacturer of small (less than 1,000 watt) portable power generators. From October 2002 to October 2003, Mr. Simon served as a consultant to several start-up businesses involved with clean energy technologies and as an advisor to the Connecticut and Massachusetts clean energy funds. From April 1998 to October 2002, Mr. Simon served as Senior Vice President, Strategy and Development at Northeast Utilities (NYSE: NU), a utility holding company. From 1998 to 2002, Mr. Simon served as a member of the Board of Directors of Northeast Optic Network, a public company that operated a high-speed fiber optic network from Boston to Washington, D.C. Mr. Simon holds a Bachelor of Arts degree in Microbiology from Indiana University and a Master of Science degree in Ecology from the University of California, Davis. Mr. Simon brings to the Board of Directors substantial executive and governance experience along with expertise in marketing, sales, management consulting and raising capital in both public and private markets and assists the Board of Directors in the areas of strategy and corporate governance.

        Holly A. Van Deursen.    Ms. Van Deursen has been a director since October 2007. Ms. Van Deursen has served as a director for Actuant Corporation (NYSE: ATU) since 2008, Bemis Company, Inc. (NYSE: BMS) since 2008, Anson Industries (private) since 2006 and Petroleum Geo-Services (OSE: PGS) since 2006. Prior to her current roles, Ms. Van Deursen was employed by BP plc / Amoco Corporation from 1989 to 2005 and served on the Top-Forty Executive Team as Group Vice President, Petrochemicals from 2003 to 2005 and Group Vice President, Strategy from 2001 to 2003. Ms. Van Deursen received her Bachelor of Science degree in Chemical Engineering from the University of Kansas and her Master of Business Administration degree from the University of Michigan. Among her other skills and expertise, Ms. Van Deursen brings to the Board of Directors decades of experience in the energy and chemical industries, a unique perspective on the Asian and European markets and substantial experience in strategic and annual planning, corporate governance and risk management. In addition, her diverse experience on other boards of both publicly held and private companies, is of significant benefit to the Company.

        Darrell J. Wilk.    Mr. Wilk has been a director since June 2006. Mr. Wilk has been President of Ace Label Systems, a company that manufactures custom prime and durable labels, since 2007. Mr. Wilk has taught an executive sales seminar at the University of Wisconsin—Madison since 2005.

Previously, Mr. Wilk was a Strategic Planning and Marketing Instructor at Concordia University and Argosy University from 2005 to 2007. From 2003 to December 2005, Mr. Wilk was Vice President and Director of Sales and Marketing Worldwide for the Electronics Components Division of ITT Industries (NYSE: ITT), a global engineering and manufacturing company. Mr. Wilk also held the position of Vice President and Director of Marketing and Sales Worldwide for the Switch Products division of ITT Industries from 1981 to 2003. From 1972 to 1981, Mr. Wilk served in Sales and Marketing Manager roles in North America at 3M Company (NYSE: MMM), a diversified technology company. He also held the position of Application Engineer of North America from 1968 to 1972. Mr. Wilk holds a Bachelor of Science degree in Physics from Loyola University of Chicago and a Master of Business Administration degree from the University of Detroit. Mr. Wilk's substantial executive experience and expertise in sales and marketing provide a unique perspective to the Board of Directors..

Required Vote for Approval; Recommendation of the Board of Directors

        Assuming the presence of a quorum, the nine nominees for director receiving the highest number of votes will be elected to Capstone's Board of Directors. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS.

 PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED
CAPSTONE TURBINE CORPORATION EMPLOYEE STOCK PURCHASE PLAN

        Effective June 29, 2010, the Board of Directors unanimously approved, subject to stockholder approval, an amendment and restatement of our Employee Stock Purchase Plan (the "ESPP"). The amendment and restatement includes an increase of 500,000 shares of Common Stock that will be available under the ESPP and extends the term of the ESPP for a period of ten years.

        Prior to the amendment, the ESPP would terminate by its terms on December 31, 2010 and 900,000 shares of Common Stock had been reserved for issuance. Of this number, there were only 11,439 shares of Common Stock remaining as of March 31, 2010. As amended, the ESPP will continue by its terms through June 30, 2020, unless terminated sooner, and will reserve for issuance a total of 1,400,000 shares of Common Stock.

        The following is a summary of the principal provisions of the ESPP as amended and restated. This description is qualified by reference to the ESPP document, a copy of which is attached hereto as Appendix A.

        History.    The ESPP was initially adopted by the Company's Board of Directors and approved by the stockholders in 2000 and has been amended once to modify the exercise price to be used on the date the shares are exercised. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code and will be administered and interpreted in accordance with this provision.

        Summary.    The ESPP provides participants an opportunity to purchase shares of Common Stock at a discount through payroll deductions. It is administered by the Compensation Committee of the Board of Directors, which has the right to determine any questions which may arise regarding the interpretation and application of the provisions of the ESPP and to make, administer, and interpret such rules and regulations as it deems necessary. Any determinations will be made by the Compensation Committee in its sole discretion and will be final and binding.

        Eligibility.    Eligibility for participation is limited to employees of the Company or its affiliated subsidiaries who are customarily employed for at least 20 hours per week and more than 5 months or more in a calendar year. As of June 30, 2010, approximately 172 employees were eligible to participate in the ESPP.

        Option Periods.    The ESPP provides six-month option periods from January 1 to June 30 and July 1 to December 31 of each year. A participant must be employed at the beginning of an option period to participate in the ESPP for that six-month option period.

        Participation by Employees.    Eligible employees can participate in the ESPP by authorizing the Company to deduct from payroll up to 15% of their compensation. The deductions are accumulated without interest through the option period and used to fund the purchase of Common Stock at the end of the option period. A participant may discontinue or decrease participation in the ESPP during the option period. If a participant elects to discontinue participation during an option period, the amounts accumulated through payroll deductions are returned to the participant in cash without interest. An employee's participation election is automatically continued for subsequent option periods until the employee makes a new election or becomes ineligible to participate.

        Purchase.    Common Stock is purchased from the Company for 95% of its fair market value on the last day of the option period. Fair market value is determined by reference to the closing sales price on the NASDAQ Global Market. The balance of funds accumulated for each participant is applied to acquire the greatest number of whole shares of Common Stock at the purchase price determined for each option period. Any balance of funds is returned to the participant. No fractional shares are delivered under the ESPP.

        Share Purchase Limits.    The maximum number of shares that a participant may purchase during any option period is 2,500. Each participant's acquisition of Common Stock is limited to $25,000 per year, based on the fair market value of the Common Stock on the date of acquisition, which is the last day of each option period. In addition, an employee will become ineligible to participate in the ESPP if he or she owns or could acquire 5% or more of the combined voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock that may be purchased under the ESPP or pursuant to any other options).

        Termination of Employment; Death.    The right to participate in the ESPP terminates immediately upon termination of employment. Generally, a participant will receive a refund of amounts withheld through payroll deduction during the option period without interest. However, if termination of employment is due to the participant's death, the participant's estate is entitled apply the amounts that were withheld from payroll during the option applied to the purchase of Common Stock at the end of the option period.

        Adjustment or Changes in Capitalization.    In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, recapitalization, partial or complete liquidation, reclassification, merger, consolidation, reorganization, extraordinary cash dividend, spin-off, split-up, combination or other corporate event or distribution of stock or property affecting the Common Stock, the number of shares available under the ESPP and subject to purchase during the option period, as well as the purchase price, will be appropriately adjusted in a manner consistent with Section 423 of the Internal Revenue Code.

        Amendment and Termination of the Plan.    The ESPP may be amended by the Board of Directors for any reason, subject to applicable law. However, an amendment that increases the number of outstanding shares of Common Stock available for issuance, extends the expiration date of the ESPP or changes the class of employees eligible to participate must be approved by the Company's stockholders within twelve months thereof. If approved by stockholders, the plan will remain in effect until June 30, 2020, unless terminated earlier by the Board of Directors.

        Certain Federal Income Tax Considerations.    The following is a general summary of certain United States federal income tax consequences under the ESPP based upon the laws that are currently in effect. This summary is not a complete description of the possible federal income tax consequences of the ESPP and does not purport to cover possible foreign, state, local, estate, employment or other tax consequences.

        The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code. No tax is recognized on the grant of an option to the participant at the beginning of an option period or the purchase of shares at the end of the period. A participant is subject to taxation upon the disposition of the shares acquired under the ESPP. The tax treatment depends on the length of time that the participant holds the shares after purchase.

  •
  To obtain favorable tax treatment under the ESPP, the participant is required to hold the shares for at least two years after the first day of the option period. The participant will recognize ordinary income at the time of the sale on the lesser of 5% of the fair market value of the Common Stock at the beginning of the option period and the amount by which the fair market value exceeded the amount paid to purchase the stock, if any. Long term capital gains treatment applies to the amount realized on the sale of the Common Stock over the aggregate of the price paid to purchase the stock and the amount of ordinary income recognized in the sale. There are no tax consequences to the Company.

  •
  A sale of the shares before the expiration of this two year period is treated as a "disqualifying disposition." The participant will recognize ordinary income on the difference between the fair market value of the Common Stock on the date of disposition and the purchase price paid for the shares. The Company is entitled to a deduction for the amount recognized as ordinary income by the participant upon a disqualifying disposition.

        New Plan Benefits.    It is not presently possible to determine the benefits or amounts that will be received by any particular employee or groups in the future.

Required Vote for Approval; Recommendation of the Board of Directors

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of this proposal. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED CAPSTONE TURBINE CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

 PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2011 (the "2011 Fiscal Year"). Deloitte & Touche LLP is considered by management to be well-qualified. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders' questions at that time.

Required Vote for Ratification; Recommendation of the Board

        Stockholder ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise; however, the Board of Directors has elected to submit the selection of Deloitte & Touche LLP to the Company's stockholders for ratification. The Company is seeking an affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, if a quorum is present, in order to ratify the selection of the independent registered public accounting firm. If the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the selection of an independent registered public accounting firm will be determined by the Audit Committee after careful consideration of any information submitted by the stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors; Leadership Structure

        As of the date hereof, the Board of Directors consists of nine directors: Eliot G. Protsch (Chair), Richard K. Atkinson, John V. Jaggers, Darren R. Jamison, Noam Lotan, Gary J. Mayo, Gary D. Simon, Holly A. Van Deursen and Darrell J. Wilk. Mr. Protsch has indicated a desire to step down as Chairman of the Board of Directors, and it is anticipated that Mr. Simon will be elected Chairman of the Board of Directors following the Annual Meeting. The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Jamison, are "independent directors" as defined by Nasdaq rules.

        The Board of Directors met thirteen (13) times during the fiscal year ended March 31, 2010 (the "2010 Fiscal Year"), and each of the directors attended or participated in more than 90% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders. All of the directors serving on the Board of Directors at the time attended the 2009 annual meeting of stockholders. The Company's independent directors met in executive session, without members of the Company's management present, at all five (5) in-person meetings of the Board of Directors in the 2010 Fiscal Year.

        The Board of Directors is committed to having a sound governance structure that promotes the best interests of all of the Company's stockholders. To that end, the Board of Directors has evaluated and actively continues to examine emerging corporate governance trends and best practices. Stockholder perspectives play an important role in that process. The level of importance afforded to stockholder perspectives by the Board of Directors is evident upon a closer review of the Board of Director's governance structure. Some key points regarding that structure are as follows:

  •
  The Board of Directors is predominantly independent. Of our nine directors, only one (our President and Chief Executive Officer) is an employee of the Company. Further, the Board of Directors has affirmatively determined that eight of our nine directors are independent under SEC and NASDAQ corporate governance rules, as applicable.

  •
  Our board committees are comprised exclusively of independent directors.

  •
  Our independent directors meet in executive session at every in-person board meeting.

  •
  We have separated the roles of Chairman of the Board of Directors and Chief Executive Officer. Our Chairman focuses on board oversight responsibilities, strategic planning, setting board agendas and mentoring company officers, as well as facilitating communications between the Board of Directors and management.

  •
  Our Board of Directors is very active. Each of our directors attended more than 90% of the 2010 Fiscal Year board meetings and meetings of the committees on which such director served.

        We believe our Board of Directors structure serves the interests of stockholders by balancing board continuity and the promotion of long-term thinking with the need for director accountability.

Board Committees

        The Board of Directors has designated an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

        The Audit Committee currently consists of Messrs. Lotan (Chair), Atkinson, Protsch and Wilk. Mr. Wilk will no longer be a member of the Audit Committee following the Annual Meeting as a result of a recent restructuring of committee assignments. Each member of the Audit Committee is an "independent director" pursuant to NASDAQ rules and is "financially literate" within the meaning of NASDAQ rules. The Audit Committee is constituted to comply with Section 3(a)(58)(A) of the Exchange Act and is responsible, among other items, for: (i) monitoring the Company's financial reporting and overseeing accounting practices; (ii) annually retaining the independent public accountants as auditors of the books, records and accounts of the Company; (iii) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants; (iv) overseeing the systems of internal control which management and the Board of Directors have established; and (v) discussing with management and the independent and internal auditors the Company's major financial risk exposure and the steps taken to monitor and control such exposure. In addition, the Audit Committee has the duties of a "qualified legal compliance committee," including monitoring and reviewing stockholder complaints and also reviews and approves all related-party transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2010 Fiscal Year, the Audit Committee held four (4) meetings. The Board of Directors has determined that each of Noam Lotan, Richard Atkinson, Eliot Protsch and Darrell Wilk is an "audit committee financial expert," as that term is defined by rules adopted by the SEC.

Compensation Committee

        The Compensation Committee currently consists of Messrs. Jaggers (Chair), Lotan, Mayo and Simon. It is expected that the Compensation Committee will consist of Messrs. Mayo (Chair), Jaggers and Wilk and Ms. Van Deursen following the Annual Meeting. The Compensation Committee is comprised solely of "independent directors" as defined by NASDAQ. The functions of the Compensation Committee include: (i) for the purposes of compensation, reviewing the performance and development of the Company's senior management in achieving corporate goals and objectives; (ii) determining the salary, benefits and other compensation of the executive officers and reviewing the compensation programs for the Company; (iii) adopting and monitoring a succession plan for the Company's senior management; and (iv) administering the following benefit plans of Capstone: the 1993 Incentive Stock Option Plan, the 2000 Employee Stock Purchase Plan, the Amended and Restated 2000 Equity Incentive Plan, as amended (the "Incentive Plan"), and the Executive Performance Incentive Plan. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2010 Fiscal Year, the Compensation Committee held five (5) meetings. Processes and procedures for determining executive compensation are discussed elsewhere in this Proxy Statement in the section entitled "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Messrs. Simon (Chair), Atkinson and Jaggers and Ms. Van Deursen. It is expected that the Nominating and Corporate Governance Committee will consist of Ms. Van Deursen (Chair) and Messrs. Mayo, Simon and Wilk following the Annual Meeting. The Nominating and Corporate Governance Committee is comprised solely of "independent directors" as defined by NASDAQ rules in conformance with the committee's charter. The Nominating and Corporate Governance Committee is responsible for, among other things, (i) monitoring corporate governance matters; (ii) recommending to the full Board of Directors candidates for election to the Board of Directors; and (iii) coordinating the Board of Directors evaluation process. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2010 Fiscal Year, the Nominating and Corporate Governance Committee held five (5) meetings. The Nominating and Corporate Governance Committee met subsequent to the end of the 2010 Fiscal Year to recommend to the full Board of Directors each of the nominees for election to the Board of Directors, as presented herein.

Risk Oversight

        The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment.

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company's internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy and is responsible for oversight with respect to succession planning risks. Finally, the Company's Nominating and Corporate Governance Committee conducts an annual assessment of the risk management process and reports its findings to the full Board of Directors.

Board of Directors and Committee Performance Evaluations

        The charter of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee requires an annual performance evaluation, and the Company's Corporate Governance Principles also mandate an annual evaluation of the Board of Directors. Such performance evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions to the Company. In April 2010, all members of the Company's Board of Directors were asked to assess the performance of the Board of Directors and each committee on which they serve and identify areas for improvement through the completion of a detailed questionnaire for each such committee and the Board of Directors. The Nominating and Corporate Governance Committee and counsel for the Company reviewed the completed questionnaires, consolidated the responses and reported findings to the Board of Directors in June 2010. The Nominating and Corporate Governance Committee and the Board of Directors discussed the results of the performance evaluations and asked the appropriate committees to each discuss the consensus suggestions and put a follow-up process in place. The Nominating and Corporate Governance Committee has reviewed the results, identified the key areas for improvement and created a strategy for addressing the areas most in need of improvement. In addition, the Chairman of the Board of Directors conducted a peer review interview with each other member of the Board of Directors as part of the nomination process, and the Chairman of the Nominating and Corporate Governance Committee conducted the interviews with the Chairman of the Board of Directors.

Director Recommendation and Nomination Process

        The Nominating and Corporate Governance Committee has a policy for the consideration of director candidates recommended by stockholders, and will consider all bona fide recommended candidates for director if submitted in accordance with the policy. The policy provides that any stockholder recommendation must include the specific information required by the policy and be submitted in writing to:

    Capstone Turbine Corporation
    21211 Nordhoff Street
    Chatsworth, CA 91311
    Attention: Chair of Nominating and Corporate Governance Committee
    Care of: Edward I. Reich, Secretary

and must be received by the committee at least 180 days prior to that year's annual meeting of stockholders. All such recommendations should include the following: (i) the name, age, business address and residence address of the prospective candidate and the name and record address of the stockholder submitting the recommendation, as well as the number of shares of stock of the Company which are owned of record or beneficially by that stockholder; (ii) a statement from the prospective candidate consenting to being named in the proxy and proxy card if selected as a nominee and to serving on the Board of Directors if elected; (iii) a statement explaining whether the prospective candidate is "independent" under applicable laws, Nasdaq rules and otherwise; (iv) biographical data of the prospective candidate, including former and current service on other boards of directors, business experience and current occupation, and any other information relating to the prospective candidate and the recommending stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors; (v) transactions and relationships between the recommended candidate and the recommending stockholder, on the one hand, and the Company or Company management, on the other hand, as well as a description of all arrangements or understandings between the recommending stockholder and the prospective candidate and any other person pursuant to which the nomination is being made by the stockholder; (vi) the prospective candidate's Company stock trading history; (vii) any material proceedings to which the prospective candidate or his or her associates is a party that are adverse to the Company; (viii) the prospective candidate's involvement in any past or present legal proceedings, including any involvement in legal proceedings involving the Company; (ix) information regarding whether the recommending stockholder or the recommended candidate, or affiliates of either of those parties, have any plans or proposals for the Company; (x) an explanation as to whether the recommending stockholder and the prospective candidate intend to use the nomination to redress personal claims or grievances against the Company or others or to further personal interests or special interests not shared by the Company's stockholders at large; (xi) whether the prospective candidate is proposed to be nominated at the annual meeting of stockholders or is provided solely as a recommendation for consideration by the committee; and (xii) any other relevant information concerning the prospective candidate. The committee reserves the right to request additional information as it deems appropriate.

        In addition to stockholder recommendations as described above, the Company's bylaws permit stockholders to nominate directors at a meeting of the stockholders. Any stockholder nomination must comply with the applicable provisions of the Company's bylaws and the SEC's proxy rules and will be handled in accordance with the Company's bylaws and applicable laws.

        The Nominating and Corporate Governance Committee reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership. In addition, the Nominating and Corporate Governance Committee reviews the qualifications of prospective candidates to determine whether they will make good candidates for membership on the Company's Board of

Directors. This consideration includes, at a minimum, a review of each prospective candidate's character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Corporate Governance Committee deems relevant in light of the needs of the Board of Directors and the Company and/or that are in the best interests of the Company, including relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board of Directors duties, financial expertise, experience with a company that has introduced a new, technologically advanced product or service to the marketplace and existing relationships within target industries or public policy institutions that may benefit the Company and whether the prospective candidate is a Nominating and Corporate Governance Committee-selected prospective candidate or a stockholder-recommended prospective candidate. The Nominating and Corporate Governance Committee selects qualified candidates and recommends those candidates to the Board of Directors, and the Board of Directors then decides if it will invite the candidates to be nominees for election to the Board of Directors.

        The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance does not have a formal diversity policy in terms of considering nominees for directors, but it actively considers all relevant factors, including diversity and the other factors outlined above, when evaluating potential nominees to the Board of Directors. For example, when its two newest directors, Ms. Van Deursen and Mr. Mayo, were added to the Board of Directors in 2007, the Nominating and Corporate Governance Committee developed a matrix of all relevant qualifications, skills and experience possessed by the incumbent members of the Board of Directors and identified certain areas where the Board of Directors needed additional attributes including, but not limited to, diversity. As a direct result of this process, Ms. Van Deursen and Mr. Mayo joined the Board of Directors, substantially increasing its depth, range of experience and diversity. The Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints.

        The Nominating and Corporate Governance Committee uses the following process to identify prospective candidates for the Board of Directors and to evaluate all candidates, including candidates recommended by stockholders in accordance with the Company's policy regarding stockholder recommendations and the director nominations process. The Nominating and Corporate Governance Committee: (i) reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership; (ii) evaluates the Board of Directors for effectiveness and makes a verbal presentation of its findings to the Board of Directors; (iii) determines whether the current members of the Board of Directors who satisfy the criteria for Board of Directors membership are willing to continue in service; if the current members of the Board of Directors are willing to continue in service, the committee evaluates the performance of such board members and considers those current members for re-nomination, and if the current members of the Board of Directors are not willing to continue in service or if there will be an increase in the number of directors on the Board of Directors, the Nominating and Corporate Governance Committee considers candidates who meet the criteria for Board of Directors membership; (iv) if necessary, engages a search firm to assist with the identification of potential candidates; (v) compiles a list of potential candidates; (vi) evaluates the prospective candidates, including candidates recommended by stockholders, to determine which of the prospective candidates, if any, will best represent the interests of all stockholders and determines whether any conflicts of interest exist; (vii) holds committee meetings to narrow the list of prospective candidates; (viii) along with the Chairman of the Board of Directors and management, interviews a select group of prospective candidates; (ix) approves the candidate or candidates who are most likely to advance the best interests of the stockholders; and (x) recommends the selected candidate or candidates to the Board of Directors and the stockholders for approval. The Nominating and Corporate Governance Committee, which may request the assistance of Board members who are not on the committee in the execution of its duties, carefully documents the selection and evaluation process.

Stockholder Communications

        The Company has a policy whereby stockholders may communicate directly with the Company's Board of Directors, or individual members of the Board of Directors, by writing to the Company at:

    Capstone Turbine Corporation
    21211 Nordhoff Street
    Chatsworth, CA 91311
    Attention: Edward I. Reich, Secretary

and indicating prominently on the outside of any envelope that the communication is intended for: (i) the Board of Directors; (ii) the Chairman of the Board of Directors; (iii) a specific committee of the Board of Directors; (iv) the non-management directors; or (v) any other director or subset of directors of the Board of Directors. The Secretary of the Board of Directors reviews all correspondence and regularly forwards to the appropriate director, directors or the Board of Directors, copies of all communications that, in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board of Directors or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chairman of the Board of Directors, the Chair of the appropriate committee or the director who presides during non-management executive sessions.

Compensation Committee Interlocks and Insider Participation

        During the 2010 Fiscal Year, the Compensation Committee consisted of Messrs. Jaggers, Lotan, Mayo and Simon. None of the committee members have at any time been an officer or employee of the Company nor have any of the members had any relationship with the Company requiring disclosure by the Company during the 2010 Fiscal Year. During the 2010 Fiscal Year, none of the Company's executive officers served as a member of the compensation committee of another entity, an executive officer of which served on the Compensation Committee of Capstone; none of the Company's executive officers served as a director of another entity, an executive officer of which served on the Compensation Committee of Capstone; and none of the Company's executive officers served as a member of the compensation committee of another entity, an executive officer of which served as a director of Capstone.

 AUDIT COMMITTEE REPORT

        In performing its functions, the Audit Committee acts primarily in an oversight capacity. Our management is responsible for the integrity of the Company's financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accountants have the primary responsibility for performing an independent audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing standards and on the effectiveness of the Company's internal controls over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and all members are not experts in the fields of accounting or auditing, including auditor independence. The Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting. In addition, the Audit Committee selects the Company's independent registered public accountants and has the authority to engage independent counsel and other advisors as it deems necessary.

        In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Capstone contained in Capstone's Annual Report on Form 10-K as of and for the year ended March 31, 2010 with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP their independence from Capstone.

        In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K as of and for the year ended March 31, 2010 for filing with the SEC.

                      Audit Committee

                      Noam Lotan, Chairman
                      Richard K. Atkinson
                      Eliot G. Protsch
                      Darrell J. Wilk

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407 or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

 FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to the Independent Registered Public Accounting Firm

        The table below provides information concerning fees for services rendered by Deloitte & Touche LLP during the 2010 Fiscal Year and the fiscal year ended March 31, 2009 (the "2009 Fiscal Year"). The nature of the services provided in each such category is described following the table.

	Amount of Fees
Description of Fees	2010	2009
Audit Fees	$1,031,000	$972,000
Audit-Related Fees	—	—
Tax Fees	119,000	111,000
All Other Fees	—	—

Total	$1,150,000	$1,083,000

        Audit Fees—These fees were primarily for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company's consolidated annual financial statements and reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the first three fiscal quarters of the 2010 Fiscal Year and the 2009 Fiscal Year. The fees also relate to the audit of internal controls over financial reporting (pursuant to Section 404 of Sarbanes-Oxley) for the 2010 Fiscal Year and the 2009 Fiscal Year, comfort letters and consents related to SEC filings.

        Tax Fees—These fees were for services rendered by Deloitte & Touche LLP for assistance with tax compliance regarding tax filings and also for other tax advice and consulting services. Tax fees also include tax related projects, including research and development tax credit study and Section 382 projects of $25,500 and $30,200 for the 2010 Fiscal Year and the 2009 Fiscal Year, respectively.

Pre-approval of Services Performed by the Independent Registered Public Accounting Firm

        The Audit Committee has implemented procedures for the advance approval of all audit and non-audit services to be performed by the independent registered public accounting firm, whereby the Audit Committee must approve all services prior to the commencement of work. Unless the specific service has been pre-approved in accordance with the Audit Committee's charter for the current year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee considers whether the proposed provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining the firm's independence. The Audit Committee consults with management prior to the Company's engagement of the independent registered public accounting firm for all audit and non-audit services. The Audit Committee has delegated its authority to pre-approve non-audit services up to an amount of $75,000 in the aggregate in any fiscal year to the Chair of the Audit Committee. The Audit Committee approved in accordance with applicable law all of the audit and non-audit services performed by Deloitte & Touche LLP during the 2010 Fiscal Year. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by SEC Regulation S-K Item 402(b) beginning on page 22 of this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended March 31, 2010.

                      Compensation Committee

                      John V. Jaggers, Chairman
                      Noam Lotan
                      Gary J. Mayo
                      Gary D. Simon

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to Regulation 14A, other than as provided in SEC Regulation S-K, Item 407, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

 EXECUTIVE OFFICERS OF THE COMPANY

        The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Darren R. Jamison	44	President & Chief Executive Officer
Edward I. Reich	47	Executive Vice President & Chief Financial Officer
James D. Crouse	46	Executive Vice President of Sales & Marketing
Mark G. Gilbreth	38	Executive Vice President of Operations & Chief Technology Officer
Jayme L. Brooks	39	Vice President of Finance & Chief Accounting Officer

        The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company's Board of Directors:

        Edward I. Reich.    Mr. Reich has served as our Executive Vice President and Chief Financial Officer since February 2008. He most recently served as Vice President, Financial Planning and Analysis from August 2006 to February 2008. Mr. Reich was named Director, Financial Planning and Analysis of Capstone in August 2005, in which position he served until August 2006. Prior to joining Capstone, from 1996 to 2005, Mr. Reich was Corporate Controller at Kistler Aerospace Corporation. Mr. Reich received his Bachelor of Arts degree in Business Administration from San Diego State University. Mr. Reich is a Certified Public Accountant (inactive) in the State of California and is a member of Financial Executives International.

        James D. Crouse.    Mr. Crouse joined us in February 2007 as Executive Vice President of Sales & Marketing. He is also the Chairman of World Alliance for Decentralized Energy, a business accelerator associated with the worldwide development of high efficiency cogeneration, onsite power and decentralized renewable energy systems that deliver substantial economic and environmental benefits. Prior to joining Capstone, from February 2005 to February 2007, Mr. Crouse was President of Navitas Consulting, where he specialized in assisting client companies with growing their businesses. Prior to his employment with Navitas Consulting, Mr. Crouse was General Manager of the Gas Engine Group for Valley Power Systems, the GE Jenbacher distributor, from June 2003 to February 2005. Additionally, Mr. Crouse was President of JST Energy and Vice President of Crown Engineering & Construction from September 2001 to June 2003. Mr. Crouse is a member of the California Association of Building Energy Consultants, and he is a licensed General Engineering Contractor "A" in California.

        Mark G. Gilbreth.    Mr. Gilbreth has served as our Executive Vice President of Operations and Chief Technology Officer since November 2008. He served as Executive Vice President and Chief Technology Officer from February 2007 to November 2008 and Executive Vice President and Chief Operating Officer from April 2006 to February 2007. Prior to that time, he held the position of Interim President & Chief Executive Officer from July 2006 to December 2006. Mr. Gilbreth also served as Vice President, Engineering Technologies from February 2005 to April 2006 and has held positions of increasing responsibilities in Engineering, Program Management and Customer Service since he joined Capstone in August 1995. Prior to joining Capstone, Mr. Gilbreth held various positions in Engineering at Sundstrand Power Systems in San Diego from 1991 to 1995. Mr. Gilbreth received his Bachelor's degree in Computer Science from San Diego State University.

        Jayme L. Brooks.    Ms. Brooks has served as our Vice President of Finance and Chief Accounting Officer since November 2008. She most recently served as Vice President of Financial Planning and Analysis of the Company from February 2008 to November 2008. She also served as Interim Chief

Accounting Officer from October 2008 to November 2008. She joined the Company in September 2005 and served as Director of Financial Reporting from September 2005 until February 2008. From March 2003 until September 2005, she was Vice President and Controller of Computer Patent Annuities North America LLC, a company providing solutions for intellectual property management needs, technology renewal services, software tools and portfolio management. Ms. Brooks holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Ms. Brooks is a Certified Public Accountant licensed in California and a member of Financial Executives International.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee reviews and administers the process and substance of the Company's executive compensation program, including compensation of the Named Executive Officers (i.e., those executive officers who appear in the Summary Compensation Table on page 30).

        The Compensation Committee believes that the Company's executive compensation program should:

  •
  Attract and retain individuals of superior ability and managerial talent by offering total compensation that is competitive with a group of specifically identified peer companies that are of comparable size within similar industries and other companies with which the Company competes for executive talent;

  •
  Establish goals and objectives that link incentive compensation to achievement of specific key strategic and financial performance goals;

  •
  Provide compensation that aligns the financial interests of executives with those of Capstone's stockholders through long-term equity incentives that take into account the Company's performance;

  •
  Comply with all applicable laws and NASDAQ rules and guidelines, and ensure that compensation is appropriate in light of reasonable and sensible standards of good corporate governance; and

  •
  Be straightforward and easy to understand and administer.

Role of Compensation Consultant

        The Compensation Committee focuses on attracting, retaining and motivating a highly qualified group of executive officers. They believe that doing so is in the best interests of the Company, its stockholders and other constituencies. The Compensation Committee has engaged an international compensation consulting firm, Hewitt Associates, Inc. ("Hewitt"), as its consultant in determining appropriate compensation for our executive officers, including our Named Executive Officers. As a part of its consulting services, Hewitt collects and analyzes competitive pay data, trends and market practices. Hewitt also provides compensation consulting services to the Company for individuals who are not executive officers.

        In setting compensation, the Compensation Committee reviews information from Hewitt regarding comparative market data, including comprehensive analyses of total compensation and compensation components based on published survey data sized to our annual revenue. The published surveys used by the Compensation Committee in its analysis covered publicly-traded technology and manufacturing industry companies that are below $200 million in revenue. The Compensation Committee believes this information is relevant in making compensation decisions and relies on it, in part, but does not deem this broad group of companies in the survey category to be Capstone's specific "peer group." For the 2010 Fiscal Year, Hewitt updated its survey analysis for prior years and provided an updated analysis of market data to the Compensation Committee.

        The Compensation Committee has determined that the competitive analysis provided by Hewitt includes a sufficiently large and relevant group of companies for purposes of comparing compensation data. The Compensation Committee considers all relevant information from compensation surveys and does not exclude data in determining compensation for our executive officers. The compensation report provided by Hewitt includes detailed information regarding base salary, target bonus, target total cash, actual total cash, estimated value of long-term incentive compensation and target total direct compensation for individuals deemed to be comparable to our executive officers at the comparable companies. As further discussed below, the Compensation Committee uses this information to assess the levels of compensation that are appropriate for our executive officers, including the Named Executive Officers.

Goal Alignment and Financial and Strategic Performance

        The Compensation Committee believes that the Company's compensation program should encourage and reward outstanding financial and strategic performance. In the 2009 Fiscal Year, the stockholders approved an Executive Performance Incentive Plan pursuant to which the Compensation Committee may pay annual cash bonuses to our executive officers upon the achievement of specific performance goals. The Compensation Committee also believes that the Named Executive Officers should receive a significant portion of their compensation in the form of equity, thereby putting this portion of their compensation at risk and further aligning their long-term interests with the Company's strategic objectives and stockholders' interests. With this structure, the Company's compensation program is designed to maintain a close correlation between the rewards to the Company's executives and the strategic success of the Company and the performance of its stock price.

        Based on input from Hewitt and other resources, the Compensation Committee has determined that a mix of stock options and stock bonus awards, also referred to as time-based restricted stock units or RSUs, is most appropriate for aligning the goals of the Named Executive Officers and other critical senior executives with those of the Company's stockholders. Stock options provide a financial reward only in the event that stockholder values are increased. RSUs provide value upon completion of service or other performance requirements but impose less dilution of stockholder value than do stock options.

Compliance

        The responsibilities and authority of the Compensation Committee are set forth in its charter, which is intended to set forth best practices for compensation. The members of the Compensation Committee are all "independent directors," as defined under NASDAQ rules. Equity incentive awards are granted by the Compensation Committee in a manner that is intended to satisfy SEC Rule 16b-3 under the Exchange Act. As further discussed below, incentive compensation is awarded in a manner that is intended to qualify the payments as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Simplicity

        The basic components of compensation applicable to the executive officers are limited to base salary, annual cash bonus and long-term incentives. The executive officers also receive employee benefits consistent with those offered to other employees of the Company. All executive officers are covered by the Company's Change of Control Severance Plan. The Compensation Committee believes the Company is well served by a compensation structure that is easy to monitor, implement and disclose to its officers, employees and stockholders.

Process

        The Compensation Committee relies on compensation information about comparable companies and consultation with Hewitt in establishing compensation. For the 2010 Fiscal Year, Hewitt provided an update to the comprehensive compensation information that had been prepared for the prior fiscal year. The information provided by Hewitt is described above under "—Overview—Role of the Compensation Consultant." The data included the levels of compensation paid at the 50th percentile and 75th percentile of the comparable companies. The Compensation Committee did not set compensation for Named Executive Officers at these or any other percentiles but, instead, used this data as benchmarks in assessing the appropriateness of our compensation arrangements.

Components of Compensation

        For each of our Named Executive Officers, the Compensation Committee reviews each component of compensation and the total value of all compensation, or "total direct compensation." Each component is discussed in more detail below. The Compensation Committee has placed more emphasis on the comparative value of each Named Executive Officer's total direct compensation, rather than each compensation component. The Compensation Committee seeks to provide total direct compensation to the Named Executive Officers that is comparable to the total direct compensation of executives of comparable companies. Because the Compensation Committee has determined that a significant portion of compensation should be at risk, the actual compensation realized by the Named Executive Officers depends on the level of performance achieved over both the short-term and long-term and upon long-term tenure in the position. This emphasis has the effect of more heavily weighting total direct compensation on long-term incentives and at-risk compensation.

Base Salary

        The base salary for each of the Named Executive Officers is based on long-term individual performance and is compared to base salaries for executives at comparable companies, as further described above under "—Process." The Compensation Committee believes that base salaries should also reflect other relevant factors, such as unique roles and responsibilities and/or individual long-term performance and experience. Accordingly, the base salary of any particular individual may be above or below the median of the applicable range of base salaries paid by comparable companies. In the 2010 Fiscal Year, the base salaries of the Company's Named Executive Officers remained unchanged from the 2009 Fiscal Year.

Annual Cash Bonus

        Annual cash bonus payments to Named Executive Officers can be awarded by the Compensation Committee based on performance, achievement of specific goals and other relevant factors determined in the discretion of the Compensation Committee. In the 2009 Fiscal Year, the stockholders approved the Executive Performance Incentive Plan, pursuant to which the Compensation Committee can make awards, including cash bonuses, to our executive officers based on the attainment of specific performance goals.

        On June 9, 2010, the Compensation Committee met to determine if certain performance targets were met under the terms of awards granted for the 2010 Fiscal Year pursuant to the Executive Performance Incentive Plan. If performance goals had been achieved at the targeted levels of performance our executive officers could have received cash payments ranging from 30% to 100% of their annual base compensation or more. The Compensation Committee determined and certified that performance targets were satisfied by Mr. Crouse and authorized payment of $132,000 pursuant to the plan. The committee also determined that the Company's performance met or exceeded certain business objectives required for bonus payment to our other named executive officers under the plan but did not meet other business objectives at minimum required target levels under the plan.

        Because not all of the business objectives under the Executive Performance Incentive Plan were met at targeted levels, the committee certified that the Named Executive Officers, other than Mr. Crouse, did not achieve the performance goals required to earn payments for the 2010 Fiscal Year under the plan. However, the committee determined that significant performance was achieved and further determined that a financial reward would be appropriate to encourage the executive officers to continue to strive for improvements in Company performance. Therefore, the committee, in its sole discretion, determined to pay cash bonuses of $106,250 to Mr. Jamison, $28,100 to Mr. Reich, $30,900 to Mr. Gilbreth and $15,000 to Ms. Brooks, based on the significant progress that was made during very difficult economic times toward achieving our business objectives during the 2010 Fiscal Year. Such amounts represent half of the amounts that such executives would have received had the Company achieved all of the threshold performance objectives under the Executive Performance Incentive Plan awards for the 2010 Fiscal Year. The treatment of these discretionary bonuses for federal tax purposes is discussed under the heading "—Internal Revenue Code Section 162(m)."

        Also on June 9, 2010, the Compensation Committee approved performance goals and other terms of awards for our executive officers for the 2011 Fiscal Year. Awards under the Executive Performance Incentive Plan for the 2011 Fiscal Year entitle each of the executive officers, other than Mr. Crouse, to payments of a target bonus equal to a stated percentage of annual base salary, with a threshold bonus opportunity of one-half of the target bonus and a maximum possible bonus of 165% of the target bonus. The percentages above and below target are calculated on a sliding scale to penalize performance below target and reward performance that exceeds target. Payments under the awards are based on performance goals that are selected from the criteria described in the Executive Performance Incentive Plan. Each objective is determined in reference to our financial statements and annual budget. The awards provide that the bonus payment to each executive officer, other than Mr. Crouse, will be based 65% upon targets related to revenue for the 2011 Fiscal Year and 35% upon targets related to our operating expenses. Bonuses are not payable unless we achieve threshold amounts of revenue and operating expenses established for the 2011 Fiscal Year. The potential bonus that could be paid pursuant to awards to each executive officer, other than Mr. Crouse, for the 2011 Fiscal Year are summarized in the table below.

Fiscal 2011 Executive Performance Incentive Plan Awards

		Award Opportunity
	Target Bonus Percentage of Salary
Executive Officer		Threshold ($)	Target ($)	Maximum ($)
Darren R. Jamison	100%	$212,500	$425,000	$701,250
Mark G. Gilbreth	45%	61,875	123,750	204,188
Edward I. Reich	45%	56,250	112,500	185,625
Jayme L. Brooks	30%	30,000	60,000	99,000

        The bonus for Mr. Crouse for the 2011 Fiscal Year will be based on our revenue exceeding revenue during the 2010 Fiscal Year, subject to modification if actual department expenses exceed budget. The Executive Performance Incentive Plan includes an absolute maximum payment of $4 million under any award.

        Following the end of the 2011 Fiscal Year, the Compensation Committee will determine whether and the extent to which the applicable 2011 performance targets were met. The Compensation Committee will then award each executive officer a bonus based on the achievement of the applicable performance targets. No payments will be made for performance below specified threshold levels. The Compensation Committee has discretion to reduce any payments that would otherwise be made under the awards based on the achievement of the performance goals. For example, a payment could be reduced if the Compensation Committee determined that the executive officer failed to achieve individual or departmental goals that are unrelated to the Company's overall performance.

Long-Term Equity Incentives

        General.    In February 2007, the Compensation Committee formalized its policy regarding the granting of equity-based compensation awards. The policy generally provides that the Compensation Committee shall not backdate any equity grant or manipulate the timing of the public release of material information with the intent of benefiting a grantee under an equity award. Generally, quarterly grants of equity-based compensation awards are to be approved by the Compensation Committee on the date of a regularly scheduled meeting of the Compensation Committee. Inducement grants may be approved at a special meeting of the Compensation Committee and are generally effective as of the commencement of employment. The date the Compensation Committee acts to approve an award shall be the grant date of the award for purposes of the Company's equity compensation plans, except that grants made after the close of business may be deemed to be granted on the following day. No grants may be made by action on written consent, except in extraordinary circumstances. In no event shall the exercise price or value of an award be determined by reference to the fair market value of the Company's Common Stock on a day other than the grant date of the award. The Compensation Committee does not grant options with reload features and is prohibited from re-pricing stock options under the terms of the Incentive Plan.

        In discharging its responsibility for administering the Company's stock-based compensation programs, the Compensation Committee regularly monitors and evaluates the total cost of such programs, based on information provided annually by, and in consultation with, Hewitt. This information includes share utilization and annual grant rates. The Compensation Committee determines the appropriate award to each Named Executive Officer by assessing equity incentive awards made to officers by comparable companies and evaluating the level of equity incentives that have been previously awarded to each Named Executive Officer.

        Awards In 2010 Fiscal Year.    The Compensation Committee granted Mr. Jamison long-term equity incentives in the 2010 Fiscal Year under our Incentive Plan. All long-term incentives were made in the form of either stock options or a stock bonus award under the Incentive Plan. A stock bonus award entitles the holder to receive shares of Common Stock upon the achievement of service or other vesting conditions. Bonus awards are also referred to as restricted stock units or RSUs. See "Executive Compensation—Grants of Plan-Based Awards" for more information on awards of long-term equity incentives.

        Awards In 2011 Fiscal Year.    In June 2010, options were granted to all Named Executive Officers. Pursuant to the provisions of the Incentive Plan, the exercise price of an option is set as the market price of the Company's stock on the date of the grant. All options granted in June 2010 to Named Executive Officers vest 25% on the first anniversary date and monthly thereafter on a pro rata basis over the next 36 months and expire ten years from the grant date. See "—Compensation of the Individual Named Executive Officers" for additional details.

        In June 2010, the Compensation Committee also granted RSUs to all of the Named Executive Officers. The RSUs vest in increments of 25% on each anniversary of the date of grant. See "—Compensation of the Individual Named Executive Officers" for additional details.

        Cost Reduction Equity Incentive Program.    In June 2010, the Compensation Committee approved the Cost Reduction Equity Incentive Program (the "Cost Reduction Program") pursuant to which certain employees, including Mr. Gilbreth, may be awarded RSUs based on direct material cost reductions during the 2011 Fiscal Year. The Cost Reduction Program is intended to provide a long-term incentive for achieving specific direct material cost reductions for certain of the Company's product lines. Cost reductions will be tracked against a predetermined cost reduction schedule and a minimum of 50% of targeted reductions must be achieved before RSUs are earned under the program. RSUs issuable pursuant to the program will be calculated quarterly and awarded at the end of the fiscal year based on a pre-determined percentage of actual savings. The RSUs will vest over a two-year period.

Employee Benefits

        Executive officers are generally entitled only to benefits consistent with those offered to other employees of the Company. The Company offers group life, disability, medical, dental and vision insurance and an employee stock purchase program.

Change of Control Benefits

        The Company maintains the Capstone Turbine Corporation Change of Control Severance Plan (the "Change of Control Plan"), which provides certain payments and benefits to eligible employees, including the Named Executive Officers, upon a change of control of the Company. The Change of Control Plan provides severance benefits to participants whose employment is terminated or otherwise adversely impacted within 12 months of a change of control. Upon becoming eligible, participants receive a lump sum cash payment under the Change of Control Plan that is equal to their annual base salary and continuation coverage in our medical and dental benefit plans at no cost for a period of 12 months. However, we entered into an agreement with Mr. Jamison to provide him with a severance payment that is equal to his base compensation for a period of 18 months. This additional payment applies to a change of control that occurs prior to April 1, 2012. The Board adopted the Change of Control Plan to increase the likelihood that key management personnel are retained during any pending transactions involving a change of control of the Company. In addition, certain awards under the Incentive Plan become fully vested in the event of a change of control. The Compensation Committee believes that these change of control benefits are similar to and consistent with those offered by the companies included in the Hewitt industry group described above.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our Named Executive Officers. Qualifying performance-based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain employee benefit plan contributions, sales commissions and other payments. The Compensation Committee intends that our incentive compensation programs qualify for an exception to the limitations of Section 162(m) whenever possible so that we may fully deduct compensation paid to our Named Executive Officers under these programs. The Executive Performance Incentive Plan is intended to ensure that cash bonuses paid to our Named Executive Officers are treated as "performance based compensation" for this purpose, as are certain awards under the Incentive Plan.

        We have made certain equity incentive awards that may cause a portion of the compensation paid to Named Executive Officers to exceed the Section 162(m) limitation and, therefore, may prevent us from deducting the excess portion. Payments under these equity incentives are generally conditioned on long-term increases in stockholder value. In making these equity incentive awards, the Compensation Committee determined that the benefits of these arrangements to us and our stockholders outweighed the potential inability to deduct a portion of the compensation for federal income tax purposes.

        As described under the heading "—Components of Compensation—Annual Cash Bonus," the Compensation Committee approved awards to our named executive officers for the 2010 fiscal year under the Executive Performance Incentive Plan that would have been exempt from Section 162(m) as performance-based compensation. The discretionary bonus payments that were approved for Mr. Jamison, Mr. Reich, Mr. Gilbreth and Ms. Brooks do not qualify as performance-based compensation. However, these payments did not exceed the limits of Section 162(m) and are fully deductible for federal income tax purposes.

Compensation of the Individual Named Executive Officers

Mr. Jamison

        Mr. Jamison's total direct compensation (i.e., base salary, annual cash bonus and long-term incentives) was established and is reviewed and adjusted by the Compensation Committee with market analysis provided by Hewitt. Mr. Jamison's total direct compensation is, and is expected to remain, comparable to the compensation paid to chief executive officers by comparable companies reflected in the published survey data.

        For the 2010 Fiscal Year, Mr. Jamison was eligible for a cash bonus equivalent to 100% of his base salary at target performance levels. However, the Company did not achieve the threshold performance objectives required by the Executive Performance Incentive Plan. As described above, the committee determined that, despite not meeting all required threshold objectives, significant performance was achieved and further determined that a financial reward would be appropriate to encourage the executive officers to continue to strive for improvements in Company performance. Therefore, the committee in its sole discretion determined to pay a cash bonus of $106,250 to Mr. Jamison. Such amount represents half of the amount that he would have received had the Company achieved all of the threshold performance objectives under the Executive Performance Incentive Plan for the 2010 Fiscal Year.

        Mr. Jamison was eligible to receive a special performance bonus of $100,000 to be paid if the Company became cash flow positive for any two consecutive quarters through the end of the 2010 Fiscal Year. This objective was not achieved, and the special performance bonus was not paid.

        Effective April 8, 2009, the Compensation Committee awarded Mr. Jamison options to purchase 650,000 shares of common stock and 205,000 RSUs under our Incentive Plan. Effective June 9, 2010, the Compensation Committee awarded Mr. Jamison options to purchase 360,000 shares of common stock and 60,000 RSUs under our Incentive Plan. The terms of these grants are set forth above under "—Components of Compensation—Long-Term Equity Incentives." Hewitt provided comments and considerations and survey data that was relied on by the Compensation Committee in making these determinations.

Messrs. Reich, Crouse, and Gilbreth and Ms. Brooks

        The Compensation Committee set the 2010 Fiscal Year compensation for the remaining Named Executive Officers based on updated information provided by, and in consultation with, Hewitt. As discussed above under "—Process," the compensation for these Named Executive Officers was compared to the selected compensation benchmarks for executive officers of comparable companies. The Compensation Committee determined that compensation paid to our Named Executive Officers is comparable to amounts paid by comparable companies reflected in the published survey data. Consideration was also given to internal pay equity and with emphasis on long-term incentives to encourage the long-term success of the Company.

        For the 2010 Fiscal Year, Messrs. Reich and Gilbreth and Ms. Brooks were eligible for cash bonuses equivalent to 45%, 45% and 30% of his or her base salary, respectively, at target performance levels. However, the Company did not achieve the threshold performance objectives required by the Executive Performance Incentive Plan for payment of a bonus to these executives. As described above, the committee determined that, despite not meeting all required threshold objectives, significant performance was achieved and further determined that a financial reward would be appropriate to encourage the executive officers to continue to strive for improvements in Company performance. Therefore, the committee, in its sole discretion, determined to pay a cash bonus of $28,100 to Mr. Reich, $30,900 to Mr. Gilbreth and $15,000 to Ms. Brooks. Such amounts represent half of the amounts that such executives would have received had the Company achieved all of the threshold performance objectives under the Executive Performance Incentive Plan awards for the 2010 Fiscal Year. The Compensation Committee determined and certified that performance targets under the Executive Performance Incentive Plan were satisfied by Mr. Crouse and authorized payment to him of $132,000 pursuant to the plan.

        The Compensation Committee did not grant long-term equity incentives to Named Executive Officers other than Mr. Jamison during the 2010 Fiscal Year. In June 2010, the Compensation Committee granted long-term equity incentives under our Incentive Plan as follows: Mr. Reich received options to purchase 150,000 shares of Common Stock and 20,000 RSUs; Mr. Crouse received options to purchase 75,000 shares of Common Stock and 18,000 RSUs; Mr. Gilbreth received options to purchase 135,000 shares of Common Stock and 22,000 RSUs; and Ms. Brooks received options to purchase 86,600 shares of Common Stock. The terms of the grants are set forth above under "—Components of Compensation—Long-Term Equity Incentives—Awards In 2011 Fiscal Year."

Conclusion

        The Compensation Committee believes that its decisions with respect to compensation paid to the Named Executive Officers for the 2010 Fiscal Year are consistent with the goals outlined at the beginning of this Compensation Discussion and Analysis.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth the compensation of the Company's principal executive officer, principal financial officer and the three other most highly compensated executive officers during the 2010 Fiscal Year. These individuals are referred to in this Proxy Statement as the "Named Executive Officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Darren R. Jamison	2010	$425,000	$106,250	$164,000	$387,205	$—	$5,404	$1,087,859
President & Chief Executive	2009	400,400	—	39,150	223,930	—	7,092	670,572
Officer	2008	400,400	—	—	—	—	25,954	426,354
Edward I. Reich	2010	250,000	28,100	—	—	—	390	278,490
Executive Vice President & Chief	2009	250,000	15,000	4,350	95,970	—	336	365,656
Financial Officer	2008	188,154	—	32,946	899,100	—	3,045	1,123,245
Jayme L. Brooks(5)	2010	200,000	15,000	—	—	—	4,390	219,390
Vice President of Finance & Chief	2009	183,846	—	19,140	78,338	—	3,505	284,829
Accounting Officer
James D. Crouse	2010	228,800	—	—	—	132,000	3,822	360,800
Executive Vice President of Sales &	2009	228,800	—	17,400	47,985	94,830	3,900	523,841
Marketing	2008	220,677	—	—	—	—	3,646	224,323
Mark G. Gilbreth	2010	275,000	30,900	—	—	—	4,232	310,132
Executive Vice President of	2009	258,000	10,000	51,650	199,500	—	3,339	522,489
Operations & Chief Technology	2008	226,723	—	112,000	—	—	4,005	342,728
Officer

(1)
This column represents the aggregate grant date fair value of restricted stock and RSUs granted in the years presented in accordance with SEC rules. For RSUs, fair value is calculated using the closing price of Capstone's stock on the date of grant. For discussion of the valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2010 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures.

(2)
This column represents the aggregate grant date fair value of stock options granted in the years presented in accordance with SEC rules. For a discussion of valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2010 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures.

(3)
This column represents bonuses paid pursuant to the Executive Performance Incentive Plan.

(4)
This column represents (a) Company contributions to the 401(k) plan and premiums paid by Capstone for life insurance and (b) $20,502 for relocation expenses paid to Mr. Jamison during the 2008 Fiscal Year.

(5)
Ms. Brooks was not a Named Executive Officer for the 2008 Fiscal Year.

Grants of Plan-Based Awards

        Information about each grant of a plan-based award made to a Named Executive Officer during the 2010 Fiscal Year is set forth in the table below.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards
Darren R. Jamison	04/08/2009	—	650,000	$0.80	$387,205
	04/08/2009	205,000	—	—	164,000

(1)
Reflects shares of Common Stock underlying restricted stock units, which vest in four equal installments on each anniversary of the grant date conditioned on continued employment.

(2)
Reflects the fair market value of a share of Common Stock as the closing sales price of the Common Stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

        Information about outstanding equity awards held by the Named Executive Officers as of the end of the 2010 Fiscal Year is set forth in the table below.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested(3)
						Market Value of Shares or Units of That Have Not Vested(4)
			Option Exercise Price	Option Expiration Date(2)
Name	Exercisable(1)	Unexercisable(1)
Darren R. Jamison	—	650,000	$0.80	04/08/2019	205,000	$260,350
	109,375	240,625	0.87	12/10/2018	33,750	42,863
	1,625,000	375,000	1.27	12/18/2016	125,000	158,750
Edward I. Reich	46,875	103,125	0.87	12/10/2018	3,750	4,763
	406,250	343,750	1.52	01/15/2018	14,450	18,352
	75,000	—	2.91	08/22/2015	3,612	4,587
Jayme L. Brooks	41,667	83,333	0.85	11/25/2018	16,500	20,955
	50,000	—	5.58	09/12/2015	21,674	27,526
	—	—	—	—	6,000	7,620
	—	—	—	—	6,000	7,620
James D. Crouse	23,438	51,562	0.87	02/05/2018	15,000	19,050
	655,208	194,792	0.86	02/05/2017	50,000	63,500
Mark G. Gilbreth	23,438	51,562	0.87	12/10/2018	15,000	19,050
	50,000	100,000	1.37	11/07/2018	18,750	23,813
	77,083	22,917	0.90	01/14/2017	50,000	63,500
	375,000	25,000	2.63	06/12/2016	—	—
	100,000	—	2.43	10/31/2015	—	—
	110,000	—	1.64	03/17/2015	—	—
	25,000	—	1.58	09/09/2014	—	—
	70,000	—	2.36	01/26/2014	—	—
	5,000	—	2.36	01/26/2014	—	—
	12,000	—	1.89	06/26/2012	—	—

(1)
Options vest 25% on the first anniversary of the grant date and monthly thereafter on a pro rata basis over the next 36 months, conditioned on continued employment.

(2)
All options terminate, if not sooner, at the expiration of 10 years following the grant date.

(3)
Restricted stock units vest in four equal installments on each anniversary of the date of grant, conditioned on continued employment.

(4)
Based on the closing sales price of our Common Stock of $1.27 on the NASDAQ Global Market on March 31, 2010.

Option Exercises and Stock Vested

        Information about the exercise of stock options and vesting of restricted stock, including restricted stock units, during the 2010 Fiscal Year for each Named Executive Officer is set forth in the table below.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise		Number of Shares Acquired on Vesting		Value Realized on Vesting
Darren R. Jamison	—		$—		11,250	(1)	$14,288	(1)
	—		—		125,000	(2)	165,000	(2)
Edward I. Reich	—		—		7,225	(3)	10,115	(3)
	—		—		1,250	(1)	1,588	(1)
	—		—		3,613	(4)	4,696	(4)
Jayme L. Brooks	—		—		10,838	(5)	12,030	(5)
	—		—		5,500	(1)	6,985	(1)
	—		—		3,000	(6)	3,600	(6)
	—		—		3,000	(3)	4,200	(3)
James D. Crouse	—		—		50,000	(5)	55,500	(5)
	—		—		5,000	(1)	6,350	(1)
Mark G. Gilbreth	12,750	(9)	11,093	(9)	25,000	(7)	28,750	(7)
	—		—		5,000	(1)	6,350	(1)
	—		—		6,250	(8)	7,187	(8)

(1)
On December 10, 2009, shares vested and the market value of the stock was $1.27 per share.

(2)
On December 18, 2009, shares vested and the market value of the stock was $1.32 per share.

(3)
On October 19, 2009, shares vested and the market value of the stock was $1.40 per share.

(4)
On August 31, 2009, shares vested and the market value of the stock was $1.30 per share.

(5)
On February 5, 2010, shares vested and the market value of the stock was $1.11 per share.

(6)
On June 12, 2009, shares vested and the market value of the stock was $1.20 per share.

(7)
On June 15, 2009, shares vested and the market value of the stock was $1.15 per share.

(8)
On November 6, 2009, shares vested and the market value of the stock was $1.15 per share.

(9)
On May 1, 2009, Mr. Gilbreth exercised stock options and the market value of the stock was $0.87 per share.

Potential Payments upon Termination or Change of Control

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change of control of the Company. The amount of compensation payable to each Named Executive Officer if each situation occurred on March 31, 2010 is listed in the tables below.

Mr. Jamison

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$425,000	(1)	$637,500	(2)
Stock Options (unvested)	—		401,750	(3)
Restricted Stock Units (unvested)	—		363,750	(4)
Insurance Benefits	22,714	(5)	34,071	(6)

Total	$447,714		$1,437,071

(1)
Reflects a severance payment of Mr. Jamison's annual base salary as of March 31, 2010 payable over a period of 12 months after termination, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective April 8, 2009 to extend its term until April 8, 2012. Mr. Jamison's base salary was increased from $400,400 to $425,000 effective April 13, 2009.

(2)
Reflects a lump sum severance payment of Mr. Jamison's base salary as of March 31, 2010 for 18 months after termination, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective April 8, 2009 to extend its term until April 8, 2012. Mr. Jamison's base salary was increased from $400,400 to $425,000 effective April 13, 2009.

(3)
Reflects the value of shares of Common Stock over the exercise price of outstanding, unexercised stock options. All outstanding, unexercised stock options vest if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(4)
Reflects the value of the outstanding, unvested restricted stock units, which become vested if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(5)
Reflects payment of health benefit premiums to be paid for a period of 12 months.

(6)
Reflects payment of health benefit premiums to be paid for a period of 18 months.

Mr. Reich

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$125,000	(1)	$250,000	(2)
Stock Options (unvested)	—		41,250	(3)
Restricted Stock Units (unvested)	—		21,812	(4)
Insurance Benefits	3,959	(5)	7,919	(6)

Total	$128,959		$320,981

Ms. Brooks

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$100,000	(1)	$200,000	(2)
Stock Options (unvested)	—		35,000	(3)
Restricted Stock Units (unvested)	—		50,174	(4)
Insurance Benefits	11,308	(5)	22,616	(6)

Total	$111,308		$307,790

Mr. Crouse

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$114,400	(1)	$228,800	(2)
Stock Options (unvested)	—		100,490	(3)
Restricted Stock Units (unvested)	—		65,000	(4)
Insurance Benefits	11,357	(5)	22,713	(6)

Total	$125,757		$417,003

Mr. Gilbreth

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$137,500	(1)	$275,000	(2)
Stock Options (unvested)	—		29,104	(3)
Restricted Stock Units (unvested)	—		83,750	(4)
Insurance Benefits	7,153	(5)	14,307	(6)

Total	$144,653		$402,161

(1)
Reflects a severance payment of six months of the executive's normal compensation under our Severance Pay Plan.

(2)
Reflects a lump sum severance payment of 12 months of the executive's normal compensation under our Change of Control Severance Plan.

(3)
Reflects the value of the shares of Common Stock underlying outstanding, unexercised stock options, which become exercisable if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(4)
Reflects the value of the outstanding, unvested restricted stock units, which become vested if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(5)
Reflects payment of health benefit premiums to be paid for a period of six months.

(6)
Reflects payment of health benefit premiums to be paid for a period of 12 months.

Employment Contracts, Termination of Employment and Change of Control Arrangements

        The Board of Directors adopted the Change of Control Severance Plan (the "Change of Control Plan") in April 2002. The Change of Control Plan is applicable to each member of management designated by the Board of Directors, including the Named Executive Officers. In the event that a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change in control of the Company, the participant will receive a payment equal to his or her annual base salary plus the cash incentive compensation for the year in which the effective date for the change in control occurs, as well as continuation of health plan benefits for 12 months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 18 months. This agreement expires on April 8, 2012.

        The Company adopted the Capstone Turbine Corporation Severance Pay Plan (the "Severance Plan") in May 2002. The Severance Plan provides that each member of management reporting to the Chief Executive Officer and/or the President, including the Named Executive Officers, whose employment is involuntarily terminated without cause will receive, upon signing a release, a payment equal to such person's salary for six months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 12 months. Payments under the Severance Plan are reduced by any benefits received under the Change of Control Plan or under any other severance agreement with the Company.

        The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Stock awards or options to purchase Common Stock have been issued to Named Executive Officers as inducement grants or pursuant to the Incentive Plan that become fully vested or exercisable if a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

 COMPENSATION OF DIRECTORS

        Mr. Jamison, the Company's President and Chief Executive Officer, does not receive compensation for serving as a member of the Board of Directors. Information about the compensation of the non-employee directors for the 2010 Fiscal Year is set forth in the table below.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Eliot G. Protsch	$32,745	$9,004	$41,749
Richard K. Atkinson	30,499	9,004	39,503
John V. Jaggers	31,996	9,004	41,000
Noam Lotan	31,999	9,004	41,003
Gary J. Mayo	28,999	9,004	38,003
Gary D. Simon	33,249	9,004	42,253
Holly A. Van Deursen	28,999	9,004	38,003
Darrell J. Wilk	28,998	9,004	38,002

(1)
Includes stock awards granted to non-employee directors who elect to take payment of all or any part of their directors' fees in stock in lieu of cash. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive, in lieu of all or any portion of his or her annual retainer or committee fee cash payment, a stock award. The award is calculated by dividing the amount of the fee by the fair market value of a share of Common Stock on the date the fee is payable. For the 2010 Fiscal Year, 44% of the amount of the fees were paid in the form of stock.

(2)
This column represents the aggregate grant date fair value of stock options granted during the 2010 Fiscal Year. For a discussion of valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2010 Fiscal Year.

        As of March 31, 2010, Messrs. Protsch and Jaggers each held options to purchase 101,884 shares, Mr. Lotan held options to purchase 66,600 shares, Mr. Mayo and Ms. Van Deursen each held options to purchase 29,400 shares and Messrs. Atkinson, Simon and Wilk each held options to purchase 56,600 shares.

        Equity compensation is paid under the Incentive Plan which provides each non-employee director an option to purchase 21,600 shares of our Common Stock upon initial election to the Board of Directors. This initial grant becomes exercisable in three equal installments on each anniversary of the initial election, based upon continuing service as a director. The Incentive Plan further provides for the grant of options to our non-employee directors to purchase 10,000 shares of our Common Stock on the date of each annual meeting of stockholders at which the non-employee director is re-elected to our Board of Directors. This annual grant becomes exercisable in four equal installments at the end of each quarter in the fiscal year, based upon continuing service as a director. The exercise price of all options is equal to the fair market value of the Common Stock on the grant date, and the term is ten years, subject to earlier expiration in connection with termination of service.

        During the 2010 Fiscal Year, each non-employee director received a cash and stock-based retainer of $30,000. Each non-employee director also receives a $1,500 annual retainer for each standing committee of the Board of Directors on which he or she serves; except that the Chairman of each committee receives a $3,000 annual retainer. The Chairman of the Board of Directors receives an additional $5,000 annual retainer. Non-employee directors may elect to receive shares of Common Stock in lieu of any cash retainer, based on the fair market value of Common Stock on the date that cash would have otherwise been paid. All payments are paid quarterly in arrears. If requested, all director expenses incurred in attending the Board of Directors or committee meetings are reimbursed by the Company.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of March 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Stockholders
Incentive Plan Stock Options	5,483,577		$1.89		2,852,235	(1)
Incentive Plan Stock Bonus Awards	1,484,504		—		—
2000 Employee Stock Purchase Plan	—		—		11,439
Equity Compensation Plans Not Approved by Stockholders
Inducement Stock Options	3,700,000	(2)	$1.18		—
Inducement Restricted Stock Units	250,000	(3)	—		—

Total	10,918,081		$1.61	(4)	2,863,674

(1)
The shares available for stock bonus awards under the Incentive Plan are included in this number.

(2)
Consists of stock options granted outside the Incentive Plan at exercise prices equal to the fair market value of its Common Stock, as inducement grants to executive officers and other employees of the Company since June 2006. Included in the 3,700,000 shares of Common Stock were options to purchase 2,000,000 shares of Common Stock granted to Mr. Jamison, options to purchase 850,000 shares of Common Stock granted to Mr. Crouse and options to purchase 850,000 shares of Common Stock granted to two other employees. Although the options were not granted under the Incentive Plan, they are governed by terms and conditions similar to those set forth in the Incentive Plan.

(3)
Consists of restricted stock units granted outside the Company's Incentive Plan as inducement grants to executive officers and employees of the Company since December 2006. Included in the 250,000 RSUs were 125,000 RSUs granted to Mr. Jamison, 50,000 RSUs granted to Mr. Crouse and 75,000 RSUs granted to another employee. As with the inducement options, these restricted stock units are governed by terms and conditions similar to those set forth in the Incentive Plan.

(4)
The weighted-average exercise price does not take into account restricted stock units as there is no exercise price associated with restricted stock units.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The tables below set forth certain information as of June 30, 2010 (unless otherwise indicated) regarding beneficial ownership of Common Stock by: (1) each director, nominee for director and Named Executive Officer of the Company; (2) all directors and executive officers as a group; and (3) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. As of June 30, 2010, there were 242,348,323 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

Name of Beneficial Owner**	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Gilder, Gagnon, Howe & Co. LLC 3 Columbus Circle, 26th Floor New York, NY 10019(2)	41,750,272	17.2%
Darren R. Jamison	2,754,556	1.1%
Eliot G. Protsch	224,348	*
Mark G. Gilbreth(3)	1,039,849	*
James D. Crouse	907,320	*
Edward I. Reich(4)	645,002	*
John V. Jaggers(5)	318,243	*
Jayme L. Brooks	175,878	*
Noam Lotan	82,779	*
Darrell J. Wilk	89,006	*
Gary D. Simon	76,966	*
Richard K. Atkinson	59,100	*
Gary J. Mayo	59,834	*
Holly A. Van Deursen	59,854	*
Directors and executive officers as a group (13 persons)	6,492,736	2.6%

*
Less than one percent.

**
Unless otherwise indicated, the address of each person listed is c/o Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311.

(1)
In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from June 30, 2010, are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days, is as follows:

Name	Shares Underlying Options
Darren R. Jamison	2,195,833
Eliot G. Protsch	106,884
Mark G. Gilbreth	894,387
James D. Crouse	775,000
Edward I. Reich	621,875
John V. Jaggers	85,284
Jayme L. Brooks	104,688
Noam Lotan	71,600
Darrell J. Wilk	61,600
Gary D. Simon	61,600
Richard K. Atkinson	61,600
Gary J. Mayo	34,400
Holly A. Van Deursen	34,400
(2)
The number of shares listed as beneficially owned by Gilder, Gagnon, Howe & Co. LLC includes shares held by certain of its affiliates. Information is based solely from a Schedule 13G filed by Gilder, Gagnon, Howe & Co. LLC on March 10, 2010 and amended on June 10, 2010. Gilder, Gagnon, Howe & Co. LLC has sole voting power and sole dispositive power with respect to 1,109,742 shares and shared dispositive power with respect to 40,640,530 shares.

(3)
Mr. Gilbreth disclaims beneficial ownership of 362,708 shares underlying stock options, 15,374 shares underlying restricted stock units and 6,375 shares of Common Stock which were the subject of a divorce decree.

(4)
Mr. Reich disclaims beneficial ownership of 37,500 shares underlying stock options and 21,675 shares underlying restricted stock units which were the subject of a divorce decree.

(5)
The ownership includes: (a) 43,087 shares of Common Stock held by Sevin Rosen Fund V L.P.; (b) 1,842 shares of Common Stock held by Sevin Rosen V Affiliates Fund L.P.; (c) 9,728 shares of Common Stock held by Sevin Rosen VII Affiliates Fund, L.P.; (d) 16 shares of Common Stock held by SRB Associates VII L.P.; and (e) 180,786 shares directly owned by Mr. Jaggers. Mr. Jaggers is a general partner of SRB Associates V L.P. (the general partner of Sevin Rosen Fund V L.P. and Sevin Rosen V Affiliates Fund L.P.) and of SRB Associates VII L.P. (the general partner of Sevin Rosen VII Affiliates Fund L.P.) and may be deemed to have shared power to dispose of and vote these shares. Mr. Jaggers disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires certain of the Company's executive officers, directors and persons who own more than 10% of our Common Stock (each, a "Reporting Person"), to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that during the 2010 Fiscal Year, all Section 16(a) filing requirements applicable to our Reporting Persons were complied with except that each of Messrs. Protsch, Simon and Wilk filed one delinquent Form 4 relating to shares of our Common Stock issued in lieu of cash compensation.

Code of Business Conduct and Code of Ethics

        The Company has adopted a Code of Business Conduct that applies to all directors, officers and employees of the Company. All directors, officers and employees of the Company are expected to be committed to the highest standards of honest, ethical and legal behavior. In addition, the Company has adopted a Code of Ethics that applies to the Chief Executive Officer, the Chief Financial Officer and senior financial officers of the Company. The Code of Ethics addresses the unique role of these officers in corporate governance. Each officer subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Business Conduct. The Board of Directors reviews the Code of Ethics and Code of Business Conduct on an annual basis or more often, if necessary. The Code of Ethics and Code of Business Conduct are available on the Company's website at www.capstoneturbine.com.

Corporate Governance Principles

        The Company takes corporate governance responsibilities very seriously. In July 2004, the Board of Directors adopted Corporate Governance Principles to address the Board of Directors' governance role and functions. The Corporate Governance Principles describe the role of the Board of Directors and provide a framework for, among other things, issues such as director selection and qualifications, director compensation, meetings of the Board of Directors, selection of the Chief Executive Officer and director orientation and continuing education. The Board of Directors reviews the Company's Corporate Governance Principles on an annual basis or more often, if necessary. The Corporate Governance Principles are available on the Company's website at www.capstoneturbine.com.

Related Person Transactions Policies and Procedures

        The Audit Committee has adopted written policies and procedures regarding related party transactions. The policies and procedures require that the Audit Committee, whose members are all independent directors, review and approve all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other factors, whether the related party transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person's interest in the transaction and, in the case of directors and officers, whether the provisions of Section 144 of the Delaware General Corporation Law have been met. Any director who is a related person with respect to a transaction under review may not participate in the discussion or approval of the transaction.

Additional Information

        Capstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Capstone may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549. Information regarding the Public Reference Room may be obtained by calling (800) SEC-0330. In addition, the filings made by Capstone with the SEC may be accessed by way of the SEC's Internet address, www.sec.gov.

        A copy of this Proxy Statement and our 2010 Annual Report has been posted on the Internet and is available by following the instructions in the Notice of Internet Availability. Capstone will undertake to provide promptly without charge to each person to whom a copy of the proxy statement is delivered, upon the written request of any such person, a copy of Capstone's Annual Report on Form 10-K for the period ended March 31, 2010 as filed with the SEC. Requests for such copies should be addressed to: Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attn: Investor Relations.

APPENDIX A

CAPSTONE TURBINE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2010

RECITALS

        WHEREAS, Capstone Turbine Corporation, a Delaware corporation (the "Company"), previously adopted the Capstone Turbine Corporation 2000 Employee Stock Purchase Plan (the "Plan") for the purpose of establishing a plan through which eligible employees of the Company and its designated Subsidiary Corporations (as defined below) may purchase from the Company shares of its common stock;

        WHEREAS, the shares of stock authorized under the Plan have been depleted due to purchases by eligible employees and the Plan is due to expire on December 31, 2010;

        WHEREAS, the Company desires to amend and completely restate the Plan in order to (i) increase the number of shares available for purchase, (ii) extend the term of the Plan, (iii) comply with requirements of Treasury Regulations promulgated under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and (iv) rename the Plan to be the Capstone Turbine Corporation Employee Stock Purchase Plan; and

        WHEREAS, the Plan, as amended and restated, is intended to qualify as an "employee stock purchase plan" within the meaning of section 423(b) of the and the Company has designed the Plan to conform with Rule 16b-3 of the Securities Exchange Act of 1934;

        NOW, THEREFORE, the Company hereby amends and restates the Plan as the Capstone Turbine Corporation Employee Stock Purchase Plan, effective July 1, 2010:

1.     DEFINITIONS

        As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

        1.1.  "Account" shall mean the account recorded on the records of the Company established on behalf of a Participant for crediting contributions made pursuant to Article 5.

        1.2.  "Board" shall mean the board of directors of the Company.

        1.3.  "Committee" shall mean the compensation committee of the Board.

        1.4.  "Company" shall mean Capstone Turbine Corporation, a Delaware corporation, or its successors, the Plan sponsor for all purposes.

        1.5.  "Contribution Rate" shall be the amount of Eligible Compensation elected by the Participant to be contributed by regular payroll deductions to his Account as outlined in Section 4.1.

        1.6.  "Designated Subsidiary" shall mean any Subsidiary Corporation, that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. Such designation may be by a resolution of the Committee or any other writing that is duly adopted by the Committee for such purpose.

        1.7.  "Eligible Compensation" for purposes of determining the amount of a Participant's contributions for any Option Period shall be the gross (before taxes are withheld) total of all wages, salaries, commissions (excluding overtime and bonuses) received in cash through the Company's payroll during the Option Period. Such term shall not include elective contributions made on an employee's behalf by an Employer that are not includable in income under section 125 or section 402(e)(3) of the Code. Eligible Compensation shall not include (a) employer contributions to or payments from any deferred compensation program, whether such program is qualified under section 401(a) of the Code (other than amounts considered as employer contributions under section 402(e)(3) of the Code) or nonqualified, (b) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code, (c) amounts realized at the time property described in section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (d) amounts realized as a result of an election described in section 83(b) of the Code, and (e) any amount realized as a result of a disqualifying disposition within the meaning of section 421(b) of the Code.

        1.8.  "Employee" shall mean each employee of an Employer as defined in Treasury Regulation section 1.423-2(b), section 1.421-1(h).

        1.9.  "Employer" shall mean the Company, its successors, and any Designated Subsidiary.

        1.10.  "Exercise Date" shall mean, as applicable, June 30 and December 31 of each calendar year which occurs six months following each Grant Date.

        1.11.  "Fair Market Value" shall mean the closing sales price for the day upon which the Fair Market Value is to be determined or, if there are no sales on such date, the last reported sales price for the most recent day preceding such date, in either case as reported on the New York Stock Exchange or any other exchange on which the Stock is traded or automated interdealer quotation system sponsored by a registered national securities association on which the Stock is quoted. Notwithstanding the foregoing, if the Stock is not listed on a national securities exchange or quoted on an automated interdealer quotation system sponsored by a registered national securities association, the Fair Market Value of the Stock as of a particular date shall be determined using such method as shall be determined by the Committee provided such method is appropriate to qualify the Plan as an employee stock purchase plan under section 423 of the Code.

        1.12.  "Grant Date" shall mean January 1 and July 1 of each calendar year.

        1.13.  "Option Period" shall mean the 6-month period following each Grant Date and ending with the respective Exercise Date.

        1.14.  "Option Price" is 95% of the Fair Market Value of Stock on the Exercise Date.

        1.15.  "Participant" shall mean any Employee who has met the conditions for becoming a Participant provided in Article 3.

        1.16.  "Plan" shall mean the Capstone Turbine Corporation Employee Stock Purchase Plan as set forth herein and all subsequent amendments hereto.

        1.17.  "Stock" shall mean, subject to adjustment as provided in Article 9, those shares of the Company's common stock, par value $0.001 per share.

        1.18.  "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the Grant Date, each of the corporations other than the last corporation in an unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.     STOCK SUBJECT TO THE PLAN

        Subject to the adjustments provided under Article 10, the maximum number of shares of Stock available for issuance under the Plan is 1,400,000. Stock sold under the Plan may be authorized and unissued shares, issued shares held in or acquired for the treasury of the Company, or shares of stock reacquired by the Company upon purchase in the open market or otherwise.

3.     ELIGIBILITY FOR PARTICIPATION

        3.1.  Eligible Employees. Each Employee may elect to participate in this Plan, except for the following:

          (a)   An Employee whose customary employment is less than 20 hours per week.

          (b)   An Employee whose customary employment is for five months or less in a calendar year.

          (c)   An Employee who would own more than 5% of the total combined voting power of all classes of stock of the Company or a subsidiary corporation or parent corporation (as those terms are defined in section 424(e) and (f) of the Code) at the time such employee would be granted an Option. For purposes of this paragraph, the ownership attribution rules of section 424(d) of the Code shall apply in determining the stock ownership of an Employee and stock which the Employee may purchase under outstanding options (under this or any other agreement) shall be treated as stock owned by the Employee.

        3.2.  Rights and Privileges. All Employees who are eligible to participate in the Plan shall have the same rights and privileges, as described in Treas. Reg. ! 1.423-2(f). To become a Participant, an eligible Employee shall provide the information required for participation in the Plan and make the elections required by the Company to exercise options through payroll deduction described in Article 5.

4.     GRANT OF OPTIONS

        4.1.  Option Grant. Each Employee who is employed by an Employer on each Grant Date shall, without further action, be granted an option to purchase a number of whole shares of Stock determined in accordance with Section 4.2. Options granted under this Plan shall be subject to such amendments or modifications as the Company shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Company shall from time to time approve and deem necessary. The right to exercise an option shall terminate immediately after each respective Grant Date. Upon termination of an option for any reason, the shares of Stock allocable to the unexercised portion of such option may again be subject to option under the Plan. This Plan, as amended and restated, is subject to stockholder approval as provided in Section 11.11 and unless so approved on or before the date which is 12 months after the date this Plan is adopted by the Board, this Plan and all options granted hereunder shall terminate and become void.

        4.2.  Option Limits. Each option is limited by the amount of Eligible Compensation a Participant may elect to contribute pursuant to Section 5.1. In addition, the maximum number of shares of Stock that may be acquired during an Option Period is 2,500 shares; provided, however, no Employee shall receive options to purchase Stock which permit the rights of an Employee to purchase stock under all "employee stock purchase plans" of the Company and its parent corporation (as defined in section 424(e) of the Code) and Subsidiary Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section 4.2, (a) the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (b) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (c) a right to purchase Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.     PARTICIPATION ELECTION AND OPTION EXERCISE

        5.1.  Payroll Deduction Election. Except as otherwise determined by the Committee, an Employee may become a Participant and exercise an option granted hereunder by authorizing the Employer to withhold up to 15% of his/her Eligible Compensation (but not less than 1%) through payroll deduction in the manner prescribed by the Committee or the Company to be credited to such Participant's Account. Such authorization must be provided to the Employer no later than 15 days prior to a Grant Date, or such other period specified by the Committee. Such authorization shall be in a writing specified by the Committee and shall apply to each payroll during each respective Option Period. Such amounts that are withheld shall be credited to each Participant's Account. The amounts credited to Accounts may be used for any valid corporate purposes. No interest shall accrue or be paid on any amounts credited to Accounts.

        5.2.  Election Changes. A Participant may change the amount of Eligible Compensation that is withheld during an Option Period, subject to the limits of this Article 5, or may suspend the withholdings at any time during the Option Period by notifying the Employer in the manner prescribed by the Committee, provided that any such modification shall become effective as soon as administratively feasible after such notification is received. The amount that a Participant elects for contribution hereunder shall remain in effect for each subsequent Option Period unless the Participant timely makes a new election prior to a successive Grant Date, withdraws from the Plan pursuant to Section 5.3, ceases to be an eligible employee as defined in Section 3.1, or terminates employment as provided in Article 6.

        5.3.  Withdrawal From Participation. A Participant may elect to withdraw all, but not less than all, of their contributions at any time prior to 15 days before the Exercise Date, or such other period specified by the Committee, during an Option Period in the manner specified by the Committee. Upon receipt of a Participant's withdrawal election, the Company or Subsidiary Corporation employing the Participant shall pay to the Participant the amount credited to the Participant's Account in cash, without any interest thereon. Upon electing to withdraw during an Option Period will, an Employee will cease to be a Participant until he or she elects to resume participation with respect to a subsequent Option Period.

        5.4   Leave of Absence. During a leave of absence meeting the requirements of Treasury Regulation section 1.421-1(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each pay period equal to the amount of the Participant's contribution rate for the pay period immediately preceding the first day of such Participant's leave of absence.

        5.5   Stock Purchase. On each Exercise Date, the amount credited to each Participant's Account shall be applied to purchase the maximum number of whole shares of Stock, based on the Option Price that has been determined with respect thereto. Any amount remaining in the Account solely as a result of an amount representing a fractional share shall remain in the Participant's Account to be applied in a subsequent Option Period unless the return of such amount is timely requested by the Participant in the manner specified by the Committee.

        5.6   Pro-Rata Allocation. If the total number of shares to be purchased under option by all Participants exceeds the number of authorized shares pursuant to Article 2 (after deducting shares that have been previously purchased), the Committee shall make a pro-rata allocation of the available shares remaining based on the respective amounts credited to each Participant's Account on the Exercise Date.

        5.7   Issuance of Stock. As soon as practicable after each Exercise Date, the Company shall issue the shares of Stock to each Participant to the custody of the brokerage firm, bank or other financial institution, entity, or person(s) engaged retained, appointed or authorized to act as the agent of the Company or a Participant with respect to the Plan (the "Agent") for the benefit of the Participant. The Company or the Agent shall make an entry on its books and records indicating that the share of Stock purchased in connection with such exercise (including any partial share) have been duly issued as of that date to such Participant. Upon the expiration of 18 months following the Exercise Date, a Participant may at any time to request in writing to receive in certificate form any portion of the whole shares of Stock purchased hereunder. Nothing in this Section 5.7 shall prohibit the sale or other disposition by a Participant of shares of Stock purchased hereunder. In the event the Company is required to obtain authority from any commission or agency to issue any certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder, the Company shall seek to obtain such authority as soon as reasonably practicable.

6.     TERMINATION OF EMPLOYMENT

        6.1.  General. Any Employee whose employment with all Employers is terminated for any reason, except death, or who is transferred to a Subsidiary Corporation that is not a Designated Subsidiary, shall immediately cease to be a Participant and any option exercise election shall be immediately terminated. The balance of the Participant's Account, without any interest thereon, shall be paid to such Participant, or to such Participant's legal representative, as soon as practicable.

        6.2.  Death. If a Participant dies during a Option Period no further contributions on behalf of the deceased Participant shall be accepted. The personal representative of the estate of the deceased Participant may elect to withdraw the balance in the Participant's Account by notifying the Committee in writing prior to the Exercise Date. In the event no election to withdraw has been made before the Exercise Date, the balance accumulated in the deceased Participant's Account shall be used to purchase Stock in accordance with Article 5.

7.     DISPOSITION OF STOCK

        If a Participant or former Participant disposes of any shares of Stock obtained under this Plan (a) prior to two years after the Grant Date of such share, or (b) prior to one year after the Exercise Date of such share, that Participant or former Participant must notify the Committee immediately of such disposition in writing. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer. All dispositions of Stock shall be made in compliance with applicable federal and state securities laws.

8.     ADMINISTRATION

        The Plan shall be administered by the Committee, which may interpret the Plan and make decisions regarding Plan administration in its sole and absolute discretion. All questions of interpretation and application of the Plan, or of options granted hereunder, shall be subject to the determination, which shall be final and binding, of a majority of the Committee. The Plan shall be administered in order to qualify the options granted hereunder as options granted pursuant to an "employee stock purchase plan" described in section 423 of the Code.

9.     CHANGES IN COMPANY'S CAPITAL STRUCTURE

        9.1.  No Restraint on Corporate Authority. The existence of this Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

        9.2.  Adjustments in Capital Structure. In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or decrease of the number of shares of the Company's Stock outstanding without receiving compensation in money, services, or property, then the class of shares of the Company's Stock as defined in the Plan, the number of shares of stock reserved pursuant to Article 2, and the number of options granted a Participant shall be appropriately adjusted as determined by the Committee. The Committee's determination shall be final, binding, and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of section 423 of the Code.

        9.3.  Acquisition or Dissolution. Subject to any required action by the stockholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled. Unless adopted by the surviving corporation, upon a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, the Plan shall be terminated in accordance with Section 11.2 hereof effective immediately prior to the date of such event.

10.   DIVIDENDS

        10.1.  Reinvestment. Cash dividends and other cash and other cash distributions received by the Agent with respect to Stock held in its custody hereunder will be credited to each Participant's Account in accordance with such Participant's interests in such Stock, and shall be applied, as soon as practicable after the receipt thereof by the Agent, to the purchase in the open market at prevailing market prices of the number of whole shares of Stock that may be purchased with such funds (after deductions of any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost payable in connection with the purchase of such shares of Stock and not otherwise paid by the Company.)

        10.2.  Allocations. All purchases of shares of Stock made pursuant to this Article 10 will be made in the name of the Agent or its nominee, and shall be transferred and credited to the Account(s) of the Participants to which such dividends or other distributions were credited. Dividends paid in the form of shares of Stock will be allocated by the Agent, as and when received, with respect to Stock held in its custody hereunder to the Account of each Participant in accordance with such Participant's interests in such Stock. Property, other than Stock or cash, received by the Agent as a distribution on Stock held in its custody hereunder, shall be sold by the Agent for the accounts of Participants, and the Agent shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent on Stock held in its custody hereunder.

11.   MISCELLANEOUS

        11.1.  Amendment, Suspension and Termination. The Board may at any time or from time to time amend the Plan in any respect, except that approval of the stockholders of the Company is required within 12 months prior to or after the date of adoption by the Board, for any amendment that is subject to stockholder approval under section 423 of the Code. In addition, the Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with federal and state laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are granted under the Plan. The Board may direct suspension of the issuance of new options under the Plan with respect to one or more Option Periods. The Plan shall terminate without further action on June 30, 2020 unless the Board takes action to terminate the Plan prior thereto. Upon termination, the date of termination shall be treated as the Exercise Date and all fund in a Participant's Account not expended to purchase Stock shall be refunded to the Participant.

        11.2.  Expenses. The Company will pay all expenses that may arise in connection with the administration of this Plan.

        11.3.  Securities Law Restrictions. The Company's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, offer, sale, or delivery of such stock and compliance with applicable state and federal securities laws. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. All grants and awards made hereunder are intended to be exempt under Rule 16b-3, promulgated under the Securities Exchange Act of 1934, and the terms hereof shall be interpreted in a manner that is consistent with such Rule 16b-3.

        11.4.  Headings and Terms. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be disregarded in the construction of any provisions hereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

        11.5.  Choice of Law. This Plan shall be construed in accordance with the laws of the state of incorporation of the Company to the extent federal law does not supersede and preempt such law.

        11.6.  Options Nontransferable. The option to purchase Stock arising by participation in this Plan is not transferable by a Participant other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

        11.7.  No Employment Rights. This Plan will not be deemed to constitute a contract between an Employer and any Employee or to be in consideration of or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan.

        11.8.  Release From Liability. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions, or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against an Employer, or any stockholder, officer, or director, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant, as a part of the consideration for any benefits provided under this Plan.

        11.9.  Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Notwithstanding any of the foregoing, any notice required or permitted to be given by or on behalf of a Participant hereunder shall only be effective as of the date of its actual receipt. Any party may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company shall be entitled to use the address of a Participant in the Employer's records. Any person entitled to notice hereunder may waive such notice.

        11.10.  Section 423 Compliance. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of section 423(b) of the Code. In the event the Company should receive notice that this Plan fails to qualify as an "employee stock purchase plan" under section 423 of the Code, the Company shall have the option of returning all then existing Participants' Accounts to the Participants and terminating the Plan.

        IN WITNESS WHEREOF, pursuant to action taken by the Board of Directors, the undersigned authority has executed this instrument on this        day of                        , 2010.

CAPSTONE TURBINE CORPORATION
By:
Its:

 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 8:59 p.m., Pacific Daylight Time
(11:59 p.m., Eastern Daylight Time), on August 25, 2010.

INTERNET http://www.proxyvoting.com/cpst
CAPSTONE TURBINE CORPORATION	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

V        FOLD AND DETACH HERE        V

This proxy will be voted as directed. If no contrary direction is indicated, this proxy will be voted FOR the election of the directors listed below and FOR each of the proposals below.	Please mark your votes as indicated in this example	☒

		FOR ALL	WITH- HOLD FOR ALL	*EXCEP- TIONS			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS
Nominees:
01 Eliot G. Protsch 02 Richard K. Atkinson 03 John V. Jaggers 04 Darren R. Jamison 05 Noam Lotan	06 Gary J. Mayo 07 Gary D. Simon 08 Holly A. Van Deursen 09 Darrell J. Wilk	☐	☐	☐	2.	Approval of the amended and restated Capstone Turbine Corporation Employee Stock Purchase Plan;	☐	☐	☐
					3.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011; and	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)					4.	In their discretion, the proxies may vote upon any and all other matters as may properly come before the meeting or any adjournment or postponement thereof.
*Exceptions

					STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED,WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature                                               Signature                                               Date

CAPSTONE TURBINE CORPORATION

21211 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311

2010 ANNUAL MEETING OF STOCKHOLDERS
AUGUST 26, 2010

YOUR VOTE IS IMPORTANT TO CAPSTONE

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BY TEARING OFF THE
TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

THE PROXY CARD MUST BE SIGNED AND DATED.

      Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2010 Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.proxyvoting.com/cpst

V        FOLD AND DETACH HERE        V

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CAPSTONE TURBINE CORPORATION

PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 26, 2010

        The undersigned stockholder of CAPSTONE TURBINE CORPORATION (the "Company") acknowledges receipt of a copy of the 2010 Annual Report to Stockholders and the Proxy Statement and, revoking any proxy heretofore given, hereby appoints Darren R. Jamison and Edward I. Reich, or either of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned, to attend the 2010 Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices, located at 21211 Nordhoff Street, Chatsworth, California 91311, on August 26, 2010, at 9:00 A.M. Pacific Time, and any adjournments or postponements thereof, and authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on June 30, 2010 that the undersigned would be entitled to vote if personally present.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR

DIRECTOR AND FOR EACH OF THE OTHER PROPOSALS LISTED IN THE PROXY STATEMENT.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE AMENDED AND RESTATED CAPSTONE TURBINE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION COMMITTEE REPORT
EXECUTIVE OFFICERS OF THE COMPANY
COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2011 Executive Performance Incentive Plan Awards
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER INFORMATION
APPENDIX A CAPSTONE TURBINE CORPORATION EMPLOYEE STOCK PURCHASE PLAN AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2010
RECITALS
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time), on August 25, 2010.
CAPSTONE TURBINE CORPORATION
21211 NORDHOFF STREET CHATSWORTH, CALIFORNIA 91311 2010 ANNUAL MEETING OF STOCKHOLDERS AUGUST 26, 2010
YOUR VOTE IS IMPORTANT TO CAPSTONE
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE PROXY CARD MUST BE SIGNED AND DATED.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPSTONE TURBINE CORPORATION
PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 26, 2010